As filed with the Securities and Exchange Commission on May 15, 2002
                                          Registration Statement No. 333-_______

                    U. S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form SB-2
                             Registration Statement
                                      Under
                           the Securities Act of 1933

                              IBIZ TECHNOLOGY CORP.
                              ---------------------
                 (Name of small business issuer in its charter)

              Florida                                7379                             86-0933890
              -------                                ----                             ----------
  (State or other jurisdiction of        (Primary Standard Industrial              (I.R.S. Employer
   incorporation or organization)        Employer Classification Code            Identification No.)
                                                   Number)

 2238 West Lone Cactus Drive, Suite 200, Phoenix, Arizona 85021, (623) 492-9200 (Address and telephone number of principal executive offices)

         2238 West Lone Cactus Drive, Suite 200, Phoenix, Arizona 85021 (Address of principal place of business or intended principal place of business)

                        Mr. Kenneth Schilling, President
                              iBIZ Technology Corp.
                     2238 West Lone Cactus Drive, Suite 200
                             Phoenix, Arizona 85021
                             ----------------------
            (Name, address and telephone number of agent for service)

                                    Copy to:

                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st flr.
                            New York, New York 10018

     Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

------------------------------- -------------------- ---------------- ------------------ --------------------
    Title of each class of         Amount to be         Proposed      Proposed maximum        Amount of
 securities to be registered        registered           maximum          aggregate       registration fee
                                                     offering price    offering price            (2)
                                                      per share (1)          (1)
------------------------------- -------------------- ---------------- ------------------ --------------------
 Common stock, $.001 par value          179,666,667           $.0061      $1,095,966.67              $100.83
------------------------------- -------------------- ---------------- ------------------ --------------------
------------------------------- -------------------- ---------------- ------------------ --------------------


 (1) Pursuant to a registration rights agreement between us and certain selling security holders, we were required to register a sufficient number of shares so that upon conversion of certain of our eight-percent convertible notes and certain warrants issued in connection therewith, the selling security holder could resell all registered securities. This presentation is not intended to constitute a prediction as to the future market price of the common stock or as to the number of shares of common stock issuable upon conversion of the notes.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based on the closing bid price on the NASD OTC Bulletin Board on May 2, 2002.

                              iBIZ TECHNOLOGY CORP.

                     179,666,667 shares of our common stock

         This prospectus relates to the resale by the selling stockholders of up to 179,666,667 shares of our common stock, based on current market prices. The selling stockholder may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed to be underwriters of the shares of common stock, which they are offering.

         We will pay the expenses of registering these shares.

         Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "IBIZ." The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on May 6, 2002, was $.006.

         Investing in these securities involves significant risks. See "Risk Factors" beginning on page _.


         The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   The date of this prospectus is May__, 2002.

                               Prospectus Summary

General Overview

         iBIZ Technology, Corp. designs, manufactures, through subcontractors, and distributes a line of accessories for personal digital assistants and handheld computer market which are distributed through large retail chain stores and e-commerce sites. iBIZ. also markets LCD monitors, OEM notebook computers, third party software, and general purpose financial application keyboards.

       Our principal offices are located at 2238 West Lone Cactus Drive, Suite 200, Phoenix, Arizona 85021, and our telephone number is (623) 492-9200. Our web site is located at www.ibizcorp.com. iBIZ was formed under the laws of the state of Florida.


This Offering

Common stock offered by selling stockholderss
(includes 200% of the shares underlying convertible notes and warrants)...   Up to 179,666,667 shares, based on current
                                                                             market prices and assuming full conversion
                                                                             of the convertible note, with interest for
                                                                             two years.  This number represents 42.90 of
                                                                             our current outstanding stock

Common stock to be outstanding after the offering                            Up to 418,825,942 shares

Use of proceeds...........................................................   We will not receive any proceeds from the
                                                                             sale of the common stock.

Over-The-Counter Bulletin Board ..........................................   IBIZ

     The above information is based on 239,159,274 shares of common stock outstanding as of May 6, 2002 and assumes the subsequent conversion of our issued convertible note, with interest, and exercise of warrants by our selling stockholders.

                  Risk Factors


         Investment in our common stock involves a high degree of risk. You should consider the following discussion of risks as well as other information in this prospectus. The risks and uncertainties described below are not the only ones. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline.

         Except for historical information, the information contained in our SEC prospectuses are "forward-looking" statements about our expected future business and performance. Our actual operating results and financial performance may prove to be very different from what we might have predicted as of the date of this prospectus.

         We Have A History Of Losses and Anticipate Future Losses Which will Compel us to Seek Additional Capital

         For the fiscal year ended October 31, 2000, we sustained a loss of approximately $5,455,728 and for the fiscal year ended October 31, 2001, we sustained a loss of $6,748,794. Future losses are anticipated to occur. We continue to have insufficient cash flow to grow operations and we cannot assure you that we will be successful in reaching or maintaining profitable operations.

         We Have a Limited Product Range Which Must be Expanded in Order to Effectively Compete

         To effectively compete in our industry, we need to continue to expand our business and generate greater revenues so that we have the resources to timely develop new products. We must continue to market our products and services through our direct sales force and expand our e-commerce distribution channels. At the present time, we have no other products in the development process. We cannot assure you that we will be able to grow sufficiently to provide the range and quality of products and services required to compete.

         We Have Few Proprietary Rights, the Lack of Which May Make it Easier for our Competitors to Compete Against Us.

         We attempt to protect our limited proprietary property through copyright, trademark, trade secret, nondisclosure and confidentiality measures. Such protections, however, may not preclude competitors from developing similar technologies.

         "Penny Stock" regulations may impose certain restrictions on marketability of our stock, which may affect the ability of holders of our common stock to sell their shares.

         The Securities and Exchange Commission has adopted regulations that generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share. Our common stock is currently subject to these rules that impose additional sales practice requirements. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of the common shares and must have received the purchaser's written consent to the transaction prior to the purchase. The "penny stock" rules also require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer must also disclose:


o the commission payable to both the broker-dealer and the registered representative,
o        current quotations for the securities, and
o if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market.

         Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         These rules apply to sales by broker-dealers to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse), unless our common shares trade above $5.00 per share. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common shares, and may affect the ability to sell the common shares in the secondary market as well as the price at which such sales can be made. Also, some brokerage firms will decide not to effect transactions in "penny stocks" and it is unlikely that any bank or financial institution will accept "penny stock" as collateral.


         If we are required for any reason to repay an aggregate of $3,096,064 worth of convertible notes we currently have outstanding, we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the convertible notes, if required, could result in legal action against us, which could require the sale of substantial assets.

         As of January 31, 2002, we had an aggregate of $3,096,064 worth of convertible notes outstanding. We anticipate that the full amount of the convertible notes, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible notes. If we are required to repay the convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us to recover the amounts due which ultimately could require the disposition of some or all of our assets. Any such action would require us to curtail or cease operations.

The continuously adjustable conversion price feature of our convertible notes convertible notes may encourage the note holders to make short sales of our common stock, which could have a depressive effect on the price of our common stock and could require us to issue a substantially greater number of shares.

         Our outstanding convertible notes are convertible into shares of our common stock at a discount to the trading price of the common stock either prior to the issuance of the notes or prior to the conversion, whichever is lower. The conversion feature may encourage the note holders to make short sales of the common stock prior to their conversions. Such sales could significantly depress the price of the common stock, allowing the note holders to convert into a substantially larger number of shares of common stock. For instance, if the price of our common stock was $0.02 per share, we would be obligated to issue 57,125,075 shares. If the price of our common stock fell to $0.01, we would be obligated to issue 91,560,605 shares. Our obligation to issue shares upon conversion is essentially limitless.

Our Commitments To Issue Additional Common Stock May Dilute The Value Of Your Stockholdings, Adversely Affect The Market Price Of Our Common Stock And Impair Our Ability To Raise Capital.

         We currently have outstanding commitments in the form of convertible notes and warrants to issue a substantial number of new shares of our common stock. The shares subject to these issuance commitments are included in this prospectus and thus will be freely tradable. Furthermore, the number of shares issuable upon conversion of these securities is subject to adjustment, depending on the market price of our common stock. To the extent that the price of our common stock decreases, we will be required to issue additional shares upon conversion. There is essentially no limit to the number of shares that we may be required to issue.

         The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the notes, based on the market prices 25%, 50% and 75% below the current market value of $0.02:

              Price Per Share           Discount of 20%       Number of Shares Issuable
                                        ---------------       -------------------------
              .0150                     .0120                 54,126,917
              .0100                     .0080                 81,190,375
              .0050                     .0040                 162,380,750

         As illustrated, the number of shares of common stock issuable upon conversion of the outstanding convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

         An increase in the number of shares of our common stock that will become available for sale in the public market may adversely affect the market price of our common stock and, as a result, could impair our ability to raise additional capital through the sale of our equity securities or convertible securities.

                                 Use of Proceeds

         We will not receive any proceeds from the sale of the common stock offered by this prospectus. We are solely responsible for the expenses of this offering, which are estimated at $10,000. iBIZ intends to use the net proceeds from exercise of warrants, if any, primarily for working capital needs and general corporate purposes. There can be no assurance that any warrants will be exercised.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is currently traded on the Over The Counter Bulletin Board. The common stock was initially listed under the symbol "EVCV" on June 3, 1998, and trading began on July 16, 1998. On October 26, 1998, we changed our trading symbol to "IBIZ." The following charts indicate the high and low sales price for the common stock for each fiscal quarter between November 1, 1998, and October 31, 2001, as quoted on the Over The Counter Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.


                              ---------------------- ----------------------------------
                                      Price
                                  Quarter Ended            High              Low
                              ---------------------- ----------------- ----------------
                                     January 99             2.563          1.156
                                       April 99             1.875          0.750
                                        July 99             2.266          0.625
                                     October 99             1.500          0.844
                                     January 00             2.063          0.969
                                       April 00             3.188          0.938
                                        July 00             1.281          0.625
                                     October 00             1.219          0.375
                                     January 01             0.419          0.177
                                       April 01             0.220          0.135
                                        July 01             0.200          0.010
                                     October 01             0.550          0.020
                                     January 02             0.026          0.0043
                              ---------------------- ----------------- ----------------


         As of January 31, 2002, management believes there to be approximately 7,142 holders of record of iBIZ's common stock. To date, iBIZ has not paid any dividends on its common stock. iBIZ does not currently intend to pay dividends in the future. iBIZ is prohibited from declaring or paying dividends while certain debentures or warrants are outstanding.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         Through its operating subsidiary, iBIZ Inc. designs, manufactures, and distributes personal digital assistant accessories (PDA accessories), small footprint desktop computers, transaction printers, general purpose financial application keyboards, numeric keypads, TFT-LCD monitors and related products. iBIZ also markets a line of OEM notebook computers and distributes a line of transactional and color printers. To provide a greater range of products, iBIZ resells third-party hardware, software and related supplies.

Selected Financial Information

------------------------------------------------- ------------------------------------------------------------
                                                                      Three Months Ended
------------------------------------------------- ------------------------------------------------------------
                                                             1/31/01                       1/31/02
Statement of Operations Data                      $                              $
----------------------------
         Net sales                                            789,164                          135,737
         Gross profit                                         299,099                           52,221
         Loss from continuing operations                     (820,538)                        (556,993)
         Net loss after tax                                  (932,511)                        (797,840)
         Net loss per share
                    Continuing operations                        (.02)                           (.01)
                    Discontinuing operations                      .00                             .00

Balance Sheet Data                                        At 10/31/01                     At 1/31/02
------------------
         Total assets                                         923,858                         811,882
         Total liabilities                                  4,868,336                       4,787,722
         Stockholders' equity (deficit)                    (3,944,478)                     (3,976,036)


------------------------------------------------- ------------------------------------------------------------
                                                                          Year Ended
------------------------------------------------- ------------------------------------------------------------
                                                            10/31/00                       10/31/01
Statement of Operations Data                      $                              $
----------------------------
         Net sales                                          3,992,349                      1,966,665
         Gross profit                                         428,806                        541,909
         Loss from continuing operations                   (5,094,864)                    (4,640,715)
         Net loss after tax                                (5,455,728)                    (6,748,794)
         Net loss per share
                    Continuing operations                        (.17)                          (.01)
                     Discontinuing operations                    (.08)                          (.04)

Balance Sheet Data                                       At 10/31/00                    At 10/31/01
------------------
         Total assets                                       4,016,882                        923,858
         Total liabilities                                  3,135,576                      4,868,336
         Stockholders' equity (deficit)                       881,306                     (3,944,478)


       Results Of Operations

Three months ended January 31, 2002 compared to the three months ended January 31,2001.

         Revenues. Sales from continuing operations decreased by approximately 83% to $135,737 in the three months ended January 31, 2002 from $ 789,164 in the three months ended January 31, 2001. The decrease was mainly a result of the drain on working capital from costs associated with the data center which resulted in delayed shipments for our PDA products to our high volume retail accounts. A continued impact from the drop of consumer spending for PDA products also had a negative first quarter impact. Shipments for goods have improved since January 31, 2002 and with the drain on working capital minimized by discontinued operations, shipments should continue to improve throughout the remainder of this fiscal year.

         Cost of Sales. The cost of sales of $83,516 in the three months ended January 31, 2002 decreased from $490,065 in the three months ended January 31, 2001, or approximately an 83% decrease. This reduction reflects a drop in purchases from our overseas suppliers and a reduction in total sales.

         Gross Profit. Gross profit decreased by approximately 83% to $52,221 in the three months ended January 31, 2002 from $299,099 in the three months ended January 31, 2001. The decrease was due to a reduction of sales. The gross profit on sales was 38% for each period and is expected to increase as orders for goods continue to improve.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased approximately 56% to $449,293 in the three months ended January 31, 2002 from $1,015,017 for the three months ended January 31, 2001. The decrease was primarily due to staff reductions and related costs, rent, utilities and voluntary salary reductions from officers.

         Interest Expense. Interest expense of $85,753 for the three months ended January 31, 2002 and of $35,541 for the three months ended January 31, 2001 was incurred on factoring lines and on convertible debentures issued to various investors.

         Interest Expense -- Convertible Debenture - Beneficial Conversion Feature. IBiz has issued convertible debt securities with a non-detachable conversion feature at the date of issue. IBiz accounts for such securities in accordance with Emerging Issues Task Force Topic D-60. IBiz has recorded the fair value of the beneficial conversion feature as interest expense and an increase to Paid-in Capital. Interest expense of $116,214 for the three months ended January 31, 2002 was incurred under iBiz's convertible debenture-beneficial conversion feature.

         Net Loss. Net loss from continuing operations decreased to $556,993 for the three months ended January 31, 2002 from a net loss of $820,538 for the three months ended January 31, 2001. The loss resulted from the increase in the selling, general and administrative expenses and the imposition of interest expenses for iBiz's convertible debenture-beneficial conversion feature and reduction in total sales.

         Discontinued Operations. Net Loss from discontinued operations increased from $111,973 for the three months ended January 31, 2002 to $240,847 in the three months ended January 31, 2001. The reason for the increase was iBiz had costs to "Wind Down" the operations and loss on liquidation of certain assets.

Fiscal year ended October 31, 2001 compared to fiscal year ended October
31,2000.

         Revenues. Sales from continuing operations decreased by approximately 51% to $1,966,665 in the fiscal year ended October 2001 from $ 3,992,349 in the fiscal year ended October 2000. The decrease was mainly a result of the loss of DSL services we provided through Northpoint Communications who filed for bankruptcy in March of 2001a drop of consumer spending for PDA products. Also the lack of an economic recovery from the effects of September 11, 2001.

         Cost of Sales. The cost of sales of $1,424,756 in the fiscal year ended October 2001 decreased from $3,563,543 in the fiscal year ended October 2000, or approximately a 80% decrease. This reduction reflects a drop in purchases from our overseas suppliers and reduction in total sales.

         Gross Profit. Gross profit increased by approximately 26% to $541,909 in the fiscal year ended October 2001 from $428,806 in the fiscal year ended October 2000. The increase resulted primarily from the decrease in the cost of sales from providing higher margin products and decrease in costs relating to discontinued services.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses increased approximately 7% to $3,891,469 in the fiscal year ended October 2001 from $3,638,731 for the fiscal year ended October 2000. The increase was primarily due to costs of developing new lines of business and fees paid in connection with financing activities.

         Interest Expense. Interest expense of $101,563 for the fiscal year ended October 2000 and of $226,863 for the fiscal year ended October 2001 was accrued on notes payable to Community First National Bank primarily extended for working capital purposes and on convertible debentures issued to various investors as described herein.

         Interest Expense -- Convertible Debenture - Beneficial Conversion Feature. IBiz has issued convertible debt securities with a non-detachable conversion feature that was "in-the-money" at the date of issue. IBiz accounts for such securities in accordance with Emerging Issues Task Force Topic D-60. IBiz has recorded the fair value of the beneficial conversion feature as interest expense and an increase to Paid-in Capital in Excess of Par Value of Stock. Interest expense of $1,336,793 for the fiscal year ended October 2001 was incurred under iBiz's convertible debenture-beneficial conversion feature.

         Net Loss. Net loss from continuing operations decreased to $4,640,718 for the fiscal year ended October 2001 from a net loss of $5,094,864 for the fiscal year ended October 2000. The loss resulted from the increase in the selling, general and administrative expenses and the imposition of interest expenses for iBiz's convertible debenture-beneficial conversion feature.

         Discontinued Operations. Net Loss from discontinued operations increased from $360,864 in fiscal year ended October 31, 2000 to $706,704 in fiscal year ended October 2001. The reason for the increase was iBiz had a full year of operating expense with revenues that weren't sufficient to cover the expenses.

         Write down of assets held for sale. IBiz wrote off $1,401,372 of assets from it discontinued operations in accordance with FASB 121.

                         Liquidity and Capital Resources

         IBiz has spent substantial funds on construction and installation of its co-location facility and expansion of its sales and marketing efforts. As a result, iBiz has needed capital to maintain the business as a going concern.

         Since December 1, 1999, iBiz has raised approximately $5,900,000 through the sale of convertible debentures, convertible notes, common stock and warrants to various individuals. IBiz relied upon either Section 4(2) or Regulation D, Rule 506 promulgated under the Securities Act of 1933 with respect to these sales of common stock. IBiz currently has commitments for an additional $2,900,000, subject to meeting certain representations, warranties, covenants, and conditions.

         Working Capital deficit decreased from $3,349,057 as of the year end October 31, 2001, to a deficit of $3,151,211 as of January 31, 2002. The reduction in the deficit was reduction of payables through the issuance of common stock.

         IBiz anticipates that the liquidity will increase in the next fiscal year due to the following measures it has instituted:

1. Reduction in selling, general and administrative expenses especially from:
         a. Reduction in payroll from approximately 50 employees to 7.
         b. Reduction in rent by $200,000 per year due to moving to new facilities.

2.       Discontinued non profitable business segments.

3.       Sale of assets held for sale.

4. Payments of some, but not all payables and wages through the issuance of common stock.

5. Obtained new debenture financing which enables iBiz to purchase new products to fulfill sales orders.

            IBiz believes that the amounts committed (assuming iBiz meets the representations, warranties, covenants, and conditions to receive those amounts) should be sufficient to finance iBiz's revised business plans through iBiz's fiscal year ended October 31, 2002.

                             DESCRIPTION OF BUSINESS

         iBIZ HISTORY

         iBIZ was originally incorporated under the laws of the State of Florida in 1994. From its incorporation through December 31, 1998, iBiz operated as a development stage company with no operations or revenues while it sought to identify a strategic business combination with a private operating company. To facilitate the acquisition of a private company doing business outside of its initial purpose upon incorporation, iBiz changed its name to EVC Ventures, Inc. in May 1998 and to INVNSYS Holding Corporation in October 1998.

         Effective January 1, 1999, iBiz entered into a Plan of Reorganization and Stock Exchange Agreement with INVNSYS Technology Corporation ("INVNSYS") and various shareholders of INVNSYS (the "Reorganization"). As a result of the Reorganization, INVNSYS became a wholly-owned subsidiary of iBiz. On February 1, 1999, iBiz changed its name to iBIZ Technology Corp.

      BUSINESS HISTORY OF INVNSYS

          IBiz conducts business solely through its operating subsidiary INVNSYS. For your convenience, this report will refer to the parent company as iBiz or iBIZ and the wholly-owned operating company as INVNSYS.

         INVNSYS (formerly known as SouthWest Financial Systems, Inc.) was founded in 1979. Under the direction of INVNSYS' founder, Kenneth Schilling, iBiz initially focused on distributing front-end bank branch automation computer systems for networking applications. INVNSYS acted as a regional distributor for SHARP Electronics ("SHARP"), a privately held Japanese manufacturer of computers and electronic devices. In addition, INVNSYS also distributed the products of Billcon Company, Ltd., and Glory, manufacturers of bank automation and money processing systems.

         In 1985, INVNSYS became a master distributor of SHARP products and acquired the exclusive rights to distribute SHARP products to financial institutions in the western United States. Between 1987 and 1990, INVNSYS won various awards from SHARP for outstanding sales performance. Also during this time, INVNSYS began to participate in the design of computer systems for financial institutions. In cooperation with Wells Fargo Bank and SHARP, INVNSYS produced the first plain paper facsimile machine in 1990.

         In 1992, INVNSYS began to design and build its own computer systems, focusing on integrated systems for the banking industry. In 1993, INVNSYS terminated its relationship with SHARP and focused on developing its own products. In approximately 1994, INVNSYS began working in conjunction with Epson America ("Epson"), a leading manufacturer of point-of-sale computer products, in the development of products for the banking industry. For example, INVNSYS designed a software program that enabled Epson transactional printers to produce cashier's checks, an industry innovation. In addition, in cooperation with Epson, INVNSYS designed and marketed a stackable computer system for financial institutions. In 1996, INVNSYS produced its first entry into the market for complete computer systems with its Vision 2000 Multimedia Notestation, an Intel Pentium-based computer/printer combination. In October 1998, INVNSYS began to market a line of business transaction computers, the iT series.

         In January 2000, iBiz began offering network integration services. In March 2000, iBiz began offering digital subscriber line (DSL) services. As of October 31, 2001, iBiz discontinued these services.

         On September 18, 2000, iBiz announced the opening of its new data center/Web-hosting server co-location facility, located in Phoenix. The data center allows clients to run their Web-based activities over the Internet without having to maintain internal IT and other systems-related staffing and equipment. Through this facility, iBIZ provides Web-hosting services, including hardware connections, scalable bandwidth, and back-up servers to ensure clients of continuous data traffic and Internet-based operations with uninterrupted connectivity. iBIZ also provides high levels of physical and systems security and around-the-clock maintenance, monitoring and technical support. The facility has an extensive raised floor, with secured cabinet space for up to 390 clients, 11 full-size, individually secured data suites, and a mezzanine level with rack space for 1200 leased computer servers. Additionally, the facility has space available for custom built enclosures. The iBIZ-designed infrastructure includes 3 primary environmental control systems and uninterruptible power systems with battery and generator back-up functions. The facility is connected by 3 diverse optical fiber routes and by 4 major access providers, delivering Internet traffic directly to the Internet backbone. As of October 31, 2001, iBiz discontinued this service.

         In March 2000, iBiz introduced the Keysync Keyboard and a line of products specific to the personal digital assistant (PDA) market. Through October 31, 2001, iBiz has expanded the product mix to more than fifty different individual PDA products.

         iBIZ's principal offices are located at 2238 West Lone Cactus, #200, Phoenix, Arizona 85021. iBIZ maintains a website at www.ibizcorp.com. The information on the website is not part of this report.

         Statements regarding the various hardware products offered by iBiz, joint ventures, marketing agreements and web-hosting services are forward-looking and you should not rely on them or assume that the products discussed will ever be shipped in quantities sufficient to generate material revenue or that marketing agreements and web-hosting services will generate any revenue. Many products discussed in this report may ultimately not be sold or may only be sold in limited quantities. Marketing agreements and web-hosting services may not result in anticipated revenue for iBiz. Technology used in computer products is subject to rapid obsolescence, changing consumer preferences, software advancements, and competitors' products time to market.

         These factors, among others, may result in unforeseen changes in the types of products ultimately sold and services offered by iBiz. See Risk Factors, below.

      PRODUCTS AND SERVICES

         For the year ended October 31, 2001, INVNSYS engaged in the business of designing, manufacturing and distributing small-footprint desktop computers, transaction printers, general purpose financial application keyboards, numeric keypads, cathode ray tube ("CRT") and thin-film transistor liquid-crystal-display ("TFT-LCD") monitors and related products. INVNSYS also markets a line of original equipment manufacturer ("OEM") notebook computers and distributes color printers. In addition to hardware INVNSYS sells third-party hardware, software, and related supplies.

         INVNSYS' success is dependent upon the introduction of new products and the enhancement of existing products. INVNSYS is actively engaged in the design and development of additional computers and peripherals to augment its present product line. Currently, INVNSYS designs many of its products in-house.

         Because of the rapid pace of technological advances in the personal computer industry, INVNSYS must be prepared to design, develop, manufacture and market new and more powerful hardware products in a relatively short time span.

         While INVNSYS believes that it has been successful to date in accomplishing that goal, there can be no assurance that it will continue to do so in the future.

- Personal Computers. We offer small footprint personal computers, including the Sahara and the Safari.

- Keyboards. We market a range of keyboards and numeric keypads targeted at financial institutions. We market our "KeySync" keyboard specifically designed for use with PDAs.

- Displays and Monitors. We sell a line of space-saving, zero-emission Harsper TFT-LCD flat panel displays. We believe our TFT-LCD panels take up less than one-tenth of the space needed for an equivalent cathode ray tube monitor and are some of the thinnest available on the market. We also offer a line of traditional monitors.

- Notebook Computers. We market a complete line of competitively priced, build-to-order notebook computers, including the Apache and the Phoenix.

- Printers and Peripherals. We are an authorized distributor of Epson printers and peripherals and currently offer two transactional printers.

- Third-Party Hardware, Software, and Related Supplies. In an effort to provide our customers a wider range of products, we recently began reselling third-party hardware, software, and related supplies.

         INVNSYS completed a co-location facility in August, 2000 and opened it for service on September 14, 2000. "Co-location" is providing network connections, such as Internet leased lines, to several servers housed together in a server room. Typically, we provide a server, usually a Web server, located at our dedicated facility designed with resources which include a secured cage or cabinet, regulated power, dedicated internet connection, security and support.

         Our co-location facility offers our customers a secure place to physically house their hardware and equipment. The potential for fire, theft, or vandalism is much greater locating such equipment in their offices or warehouse. Our facility also offers high security - including cameras, fire detection and extinguishing devices - multiple connection feeds, filtered power, backup power generators and other items to ensure high-availability, which is mandatory for all Web-based, virtual businesses.

         Responding to market demand for complete network solutions, INVNSYS began providing network integration services in the last quarter of 1999. Through previous contacts developed by its Chief Technology Officer prior to joining iBiz, INVNSYS acquired network integration service accounts with American Express, Motorola, and Intel.

         Expanding its networking capabilities, in November 1999 INVNSYS entered into an agreement with Northpoint Communications. Through this agreement, INVNSYS began offering digital subscriber line ("DSL") services to commercial customers. DSL service is an emerging technology providing high-speed Internet connections over phone carriers' existing copper wiring at connection speeds ranging from 144 KBPS to 1.5 MBPS. Management believes DSL service offers a lower cost alternative to competing products such as T-1 and frame relay services that provide similar connection speeds but require additional infrastructure expenditures.

         DISCONTINUED OPERATIONS AND CONSOLIDATION OF OPERATIONS

         As of October 31, 2001, management elected to discontinue non profitable segments of company operations and to focus on profitable business units. The discontinued segments include the network integration services, digital subscriber line (DSL), and co-location computer data and server facility.

         IBiz is focusing it's current business on the PDA accessory business as well as industry specific products, which include financial application keyboards, LCD Monitors, and small footprint computers.

         IBiz sold the co-location operations to Arizona Internet LLC. and netted approximately $188,000 from the sale. In addition iBiz kept approximately $250,000 of assets, which it is holding currently for resale.

      MARKETING, SALES AND DISTRIBUTION

      INVNSYS markets and distributes products directly to end users through a direct sales force, regional resellers, value-added providers in the banking and point-of-sale ("POS") market and Internet commerce sites.

         In addition to direct sales, INVNSYS also markets its full range of products directly to retail customers through its website at www.ibizcorp.com. To date, iBIZ has recognized only nominal revenues from Internet retail sales. Management believes that direct sales to end users should allow INVNSYS to more efficiently and effectively meet customer needs by providing products which are tailored for the customer's individual requirements at a more economical price.

         INVNSYS also distributes its products to regional resellers and, to a lesser extent, national distributors and to retail stores such as CompUSA, Inc. and Fry's Electronics.

      MANUFACTURING

         INVNSYS' products are engineered and manufactured by various entities in Taiwan. Currently, INVNSYS has an agreement with DataComp, a private Taiwanese company, to manufacture INVNSYS' keyboards and keypads. The Harsper TFT-LCD panels are manufactured in South Korea. First International Computer in Taiwan currently manufactures INVNSYS' desktop computers.

         These manufacturers build INVNSYS' products to INVNSYS' specifications with non-proprietary components. Therefore, the vast majority of parts used in INVNSYS' products are available to INVNSYS' competitors. Although INVNSYS has not experienced difficulties in the past relating to engineering and manufacturing, the failure of INVNSYS' manufacturers to produce products of sufficient quantity and quality could adversely affect INVNSYS' ability to sell the products its customers' demand.

         INVNSYS engages in final assembly, functional testing and quality control of its products in its Phoenix, Arizona facility. Management believes INVNSYS' completion of the final stages of manufacturing allows INVNSYS to ensure quality control for its products manufactured overseas.

         INVNSYS has entered into an agreement with Twinhead Corporation, a Taiwanese manufacturer of notebook computers ("Twinhead"), to produce build-to-order notebook computers. The design, engineering and manufacturing of INVNSYS' notebook computers is done entirely by Twinhead. Management believes this relationship allows INVNSYS to offer a broader range of products to its customers without the cost of research and development and manufacturing.

      LICENSES

         Microsoft, Inc. In June 1999, INVNSYS entered into an agreement with Microsoft, Inc. to become an OEM system builder. Participation in this program allows INVNSYS to install genuine Microsoft operating systems in selected applications with full support from Microsoft. In addition, this agreement entitles INVNSYS to pre-production versions of Microsoft products and enables INVNSYS to provide input into development and design of new products.

         KeyLink Software License. iBIZ has an exclusive, perpetual license to use, distribute and offer for sale with associated hardware the software that facilitates the connection between the KeySync keyboard and PDAs.

               PATENTS AND TRADEMARKS

         INVNSYS holds United States and or foreign patents for its products. iBIZ filed a patent application for its Lapboard keyboard and was awarded patent 09/765169 on January 3, 2002. In general, INVNSYS believes that its success will depend primarily upon the technical expertise, creative skills, and management abilities of its officers, directors, and key employees rather than on patent ownership.

         iBIZ has filed an application with the United States Patent and Trademark Office for the use of the names "iBIZ" and "KeySync" and received a trademark award for the iBIZ name on January 8, 2002. IBiz is currently investigating various other product trademarks.

      SERVICE AND SUPPORT

         INVNSYS provides its customers with a comprehensive service and support program. Technical support is provided to customers via a toll-free telephone number as well as through the iBIZ website. The number is available Monday through Friday 8:00 a.m. to 5:00 p.m., Mountain Standard Time.

         Also available on iBIZ's website are links to files for software patches and drivers used for software updates.

      COMPETITION

         The personal computer industry is highly competitive. INVNSYS competes at the product level with various other personal computer manufacturers and at the distribution level primarily with computer retailers, on-line marketers and the direct sales forces of large personal computer manufacturers.

         At the product level, the personal computer industry is characterized by rapid technological advances in both hardware and software development and by the frequent introduction of new and innovative products. There are approximately 100 manufacturers of personal computers, the majority of which have greater financial, marketing and technological resources than INVNSYS. Competitors at this level include IBM, Compaq, Dell, NEC, and Gateway 2000. Gateway 2000 and NEC, among other competitors, have recently introduced smaller desk top computers than have been manufactured in the past. However, those computers are targeted for the consumer and not for the corporate customer and are more expensive than the computers offered by INVNSYS. INVNSYS' main competitors for its line of thin-client computer systems include specialty manufacturers such as WYSE Technology.

         Competitive factors include product quality and reliability, price to performance characteristics, marketing capability, and corporate reputation. In addition, a segment of the industry competes primarily for customers on the basis of price. Although INVNSYS' products are price competitive, INVNSYS does not attempt to compete solely on the basis of price.

         The intense nature of competition in the computer industry subjects INVNSYS to numerous competitive disadvantages and risks. For example, many major companies will exclude consideration of INVNSYS' products due to limited size of iBiz. Moreover, INVNSYS' current revenue levels cannot support a high level of national or international marketing and advertising efforts. This, in turn, makes it more difficult for INVNSYS to develop its brand name and create customer awareness. Additionally, INVNSYS' products are manufactured by third parties in Taiwan or South Korea. As such, INVNSYS is subject to numerous risks and uncertainties of reliance on offshore manufacturers, including, taxes or tariffs, non-performance, quality control, and civil unrest. Also, as INVNSYS holds no patents, the vast majority of parts used in its products are available to its competitors.

         Management believes that it can compete effectively by providing computers, peripherals, and PDA accessories utilizing unique designs and space-saving qualities. Although Management believes it has been successful to date, there can be no assurance that INVNSYS will be able to compete successfully in the future.

      CUSTOMERS FOR PRODUCTS

         Throughout its history, INVNSYS' ability to deliver innovative product designs and quality customer service has enabled it to provide products to major financial institutions including Wells Fargo, Bank of America, Security Pacific, Northrim Bank, and First Interstate Banks. Currently, no single customer accounts for more than 10% of INVNSYS' product revenues.

         USE OF TRADEMARKS AND TRADENAMES

         All trademarks and tradenames used in this report are the property of their respective owners.

         EMPLOYEES

         INVNSYS currently has 7 full-time employees. No employee of INVNSYS is represented by a labor union or is subject to a collective bargaining agreement. INVNSYS has never experienced a work-stoppage due to labor difficulties and believes that its employee relations are good.

         DESCRIPTION OF PROPERTY

         On February 1, 2002, iBIZ began leasing approximately 4,343 square feet of custom built office space located at 2238 West Lone Cactus, #200, Phoenix, Arizona. The facility is used for administration, design, engineering and assembly of products. iBIZ's lease is for a term of 3 years, with monthly rental payments from $2,172 to $4,343 plus taxes and operating costs.


         LEGAL PROCEEDINGS

         iBIZ has been assessed approximately $62,000 in penalties and interest by the IRS in connection with payroll taxes due through the first quarter of 1999. IBiz has paid the taxes, interest, and some portion of the penalty, but has requested an abatement of the remaining penalty imposed. IBiz is awaiting a final disposition by the IRS.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

-------------------------------- -------- ---------------------------------------------------------------
             Name                  Age                               Position
-------------------------------- -------- ---------------------------------------------------------------
Kenneth W. Schilling               50     President, Chief Executive Officer, Director
Mark H. Perkins                    38     Executive Vice President, Director
-------------------------------- -------- ---------------------------------------------------------------


         The term of each director continues until the next annual meeting. No director holds any other directorships in reporting companies.

         Kenneth W. Schilling founded INVNSYS' predecessor, SouthWest Financial Systems, in 1979, and has been Chief Executive Officer, President and a Director since INVNSYS' founding. Mr. Schilling studied for a B.S. in electrical engineering at the University of Pittsburgh from 1970 to 1972 but left for military service prior to receiving his degree. On February 28, 2001, the Securities and Exchange Commission filed a federal court action in the District of Arizona against Mr. Schilling. Mr. Schilling, however, has reached a settlement with the Commission in which he neither admits nor denies the allegations made against him. Pursuant to this settlement, Mr. Schilling will be permanently enjoined from violating Section 10(b) of the Exchange Act or Rule 10b-5 thereunder. Mr. Schilling will also be required to pay a $20,000 civil penalty.

        Mark H. Perkins joined INVNSYS in 1994 and currently serves as Executive Vice President. Mr. Perkins was appointed to iBIZ's Board of Directors on March 5, 1999. Prior to his joining INVNSYS, Mr. Perkins was employed at American Express as a project manager for major systems implementation, a position he held for eight years. Mr. Perkins earned a degree in business management from California State University-Sonoma.

Executive Compensation

         The Board believes that leadership and motivation of our executives are critical to establishing iBIZ's preeminence both in the marketplace and as an investment for stockholders. The Board is responsible for ensuring that the individuals in executive positions are highly qualified and that they are compensated in a manner that furthers our business strategies and aligns their interests with those of the stockholders. To support this philosophy, the following principles provide a framework for the compensation program:

o offer competitive total compensation value that will attract the best talent to iBIZ; motivate individuals to perform at their highest levels; reward outstanding achievement; and retain those individuals with the leadership abilities and skills necessary for building long-term stockholder value.

o encourage executives to manage from the perspective of owners with an equity stake in iBIZ.

o iBIZ's compensation program for executive officers is targeted to provide highly competitive total compensation levels (including both annual and long-term incentives) for highly competitive performance.

         The following table sets forth certain compensation paid or accrued by us to certain of our executive officers during fiscal years ended 2000 and 1999.

                           Summary Compensation Table
-----------------------------------------------------------------------------------------------------------
                Name and Principal Position                Fiscal Year Salary     Bonus    Options(1) (#)
                                                                         ($)
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
  Kenneth W. Schilling, President & CEO                    2001       200,000   26,138    300,000
                                                           2000       200,000   40,000
                                                           1999       200,000             250,000
  Terry S. Ratliff, Vice President, Chief Financial
  Officer, Director*                                       2001       150,000   26,138    300,000

                                                           2000       88,000    40,000
                                                           1999       88,000              300,000
  Mark H. Perkins, Executive Vice President, Director
                                                           2001       150,000    26,138    300,000
                                                           2000       88,000    $40,000
                                                           1999       88,000              300,000

     * As of October 31, 2001, Ms. Ratliff resigned from iBiz.

     Options Granted During Most Recent Financial Year. The following table sets out information relating to options granted during the most recent financial year to the Named Executive Officers.

========================== ============== =================== ================= ===============
                           Securities     % of Total
                           Under          Options Granted
Name                       Options        to Employees in     Exercise price    Expiration
                           Granted        Financial Year      ($/Security)      Date
-------------------------- -------------- ------------------- ----------------- ---------------
Kenneth W. Schilling,
President & CEO            300,000        25%                 $0.02             July 2011
-------------------------- -------------- ------------------- ----------------- ---------------
-------------------------- -------------- ------------------- ----------------- ---------------
Terry S. Ratliff, Vice     300,000        25%                 $0.02             July 2011
President, Chief
Financial Officer,
Director
-------------------------- -------------- ------------------- ----------------- ---------------
-------------------------- -------------- ------------------- ----------------- ---------------
Mark H. Perkins,           300,000        25%                 $0.02             July 2011
Executive Vice
President, Director
========================== ============== =================== ================= ===============

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values
------------------------------------------------------------------------------------------------------------
Name                     Shares          Value        Number of Unexercised   Value of Unexercised
                                                      Options at Fiscal Year  In-the-Money Options at
                         Acquired on                  End Exercisable/        Fiscal Year End Exercisable/
                         Exercise (#)    Realized ($) Un-exercisable          Un-exercisable (1)
------------------------------------------------------------------------------------------------------------
Kenneth W. Schilling     -0-             -0-          625,000/25,000          $0/$0
Terry S. Ratliff         -0-             -0-          625,000/25,000          $0/$0
Mark H. Perkins          -0-             -0-          625,000/25,000          $0/$0
------------------------------------------------------------------------------------------------------------

(1)      None of the options are "in-the-money."

Employment Agreements

         Employment Agreement For Kenneth W. Schilling. Effective July 12, 2001, Kenneth W. Schilling and iBIZ entered into an Employment Agreement (the "Agreement"). Under the Agreement, Mr. Schilling has been retained to act as President and Chief Executive Officer of iBIZ. The Agreement is for a term of three years ending July 12, 2004. Under the Agreement, Mr. Schilling shall receive an annual base salary of $250,000. Mr. Schilling will also receive three hundred thousand (300,000) options to purchase three hundred thousand (300,000) shares of common stock of iBIZ at an exercise price to be determined by the Board based upon the closing price of iBiz's common stock. In addition, Mr. Schilling will also receive a bonus equal to one percent 1% of the total sales of iBiz recorded in the preceding fiscal quarter.

         Employment Agreement For Mark Perkins. Effective July 12, 2001, Mark Perkins and iBIZ entered into an Employment Agreement (the "Agreement"). Under the Agreement, Mr. Perkins has been retained to act as Executive Vice-President of iBIZ. The Agreement is for a term of three years ending July 12, 2004. Under the Agreement, Mr. Perkins shall receive an annual base salary of $150,000. Mr. Perkins will also receive three hundred thousand (300,000) options to purchase three hundred thousand (300,000) shares of common stock of iBIZ at an exercise price to be determined by the Board based upon the closing price of iBiz's common stock. In addition, Mr. Perkins will also receive a bonus equal to one percent 1% of the total sales of iBiz recorded in the preceding fiscal quarter.

         In addition to the foregoing, each Agreement contains the following termination provisions:

         "(a) Termination By IBiz For Cause: IBiz shall have the right to terminate this Agreement and to discharge Employee for cause (hereinafter "Cause"), and all compensation to Employee shall cease to accrue upon discharge of Employee for Cause. For the purposes of this Agreement, the term "Cause" shall mean (i) Employee's conviction of a felony; (ii) the alcoholism or drug addiction of Employee; (iii) gross negligence or willful misconduct of Employee in connection with his duties hereunder; (iv) the determination by any regulatory or judicial authority (including any securities self-regulatory organization) that Employee directly violated, before or after the date hereof, any federal or state securities law, any rule or regulation adopted thereunder; or (v) the continued and willful failure by Employee to substantially and materially perform his material duties hereunder.

         (b) Termination By IBiz Without Cause: In the event Employee's employment hereunder shall be terminated by iBiz for other than Cause: (1) the Employee shall thereupon receive as severance in a lump sum payment from the Company the amount of one (1) year of Salary in effect at the time of such termination.

         (c) Resignation: In the event Employee resigns without Reason, he shall receive any unpaid fixed salary through such resignation date and such benefits to which he is entitled by law, and shall also receive a lump sum payment from iBiz in the amount of six (6) months Salary in effect at the time of such resignation.

         (d) Change of Control: In the event of a Change in Control, as hereinafter defined, iBiz shall pay the Employee in a lump sum the amount of three (3) years of annual Salary in effect at the time of such Change in Control. Such payment and grant shall be made regardless of the continuation or termination of Employee's employment with iBiz after a Change of Control, and shall be in addition to, and not in lieu of, any other payments or issuances due pursuant to the terms of this agreement. For purposes hereof, a Change in Control shall be deemed to have occurred (i) if there has occurred a "change in control" as such term is used in Item 1 (a) of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended, at the date hereof ("Exchange Act") or (ii) if there has occurred a change in control as the term "control" is defined in Rule 12b-2 promulgated under the Exchange Act."


iBIZ Technology Corp. Stock Option Plan

         The iBIZ Technology Corp. Stock Option Plan provides for the grant of stock options to purchase common stock to eligible directors, officers, key employees, and service providers of iBIZ. The stock option plan covers an aggregate maximum of five million (10,000,000) shares of common stock and provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) and non-qualified stock options (options which do not meet the requirements of Section 422). Under the stock option plan, the exercise price may not be less than the fair market value of the common stock on the date of the grant of the option. As of October 31, 2001, 3,145,000 options had been granted to 37 persons (net of cancelled and exercised) under the plan at exercise prices of between $0.53 and $5.00. As of February 26, 2002, the market price of the stock was $0.006. The options have been granted for periods ranging from one (1) to ten (10) years, subject to earlier cancellation upon termination of employment, resignation, disability and death. The options vest pursuant to the terms of each individual option, which to date have ranged from immediate to a five (5) year period.


         The stock option plan benefits currently have no value, as all of the outstanding options were issued at exercise prices greater than the current price of our common stock.


         The Board of Directors administers and interprets the stock option plan and is authorized to grant options thereunder to all eligible persons. In the event the Board has at least two (2) members who are not either employees or officers of iBIZ or of any parent or subsidiary of iBIZ, the stock option plan will be administered by a committee of not less than two (2) persons who are such independent directors. The Board designates the optionees, the number of shares subject to the options and the terms and conditions of each option. Certain changes in control of iBIZ, as defined in the stock option plan, will cause the options to vest immediately. Each option granted under the stock option plan must be exercised, if at all, during a period established in the grant that may not exceed ten (10) years from the date of grant. An optionee may not transfer or assign any option granted and may not exercise any options after a specified period subsequent to the termination of the optionee's employment with iBIZ. The Board may make amendments to the stock option plan from time to time it deems proper and in the best interests of iBIZ provided it may not take any action which disqualifies any option granted under the stock option plan as an incentive stock option or which adversely effects or impairs the rights of the holder of any option under the stock option plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         While a private company, INVNSYS (now iBIZ) made loans totaling $992,037 to Kenneth Schilling. These loans are payable on demand and accrued interest at eight percent (8%) during 1997 and six percent (6%) during 1998 and 1999. As of January 31, 2001, the balance of the loans payable by Mr. Schilling to INVNSYS totaled approximately Three Hundred Eighty-Four Thousand Nine Hundred Eighty-Eight Dollars and Ninety-Four Cents ($384,988.94). Mr. Schilling, as trustee of the Moorea Trust, pledged 2,000,000 shares of iBIZ common stock to secure this debt. As of October 31, 2001, this loan was considered uncollectible because there is no longer collateral guaranteeing the loan.

         In November 2001, the Board of Directors approved a resolution authorizing us to accept 9,285,600 shares of our common stock from Mr. Ken Shilling, and that we apply such shares to our authorized and un-issued capital stock so that it may be used for future offerings. To compensate Mr. Schilling for his contribution of the 9,285,600 shares, the Board of Directors agreed to issue 15,000,000 shares of our common stock to Mr. Schilling upon the increase of our authorized common stock from 100,000,000 to 450,000,000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of May 6, 2002, there were 239,159,275 shares of common stock, par value $0.001 outstanding.

         The following table sets forth certain information regarding the beneficial ownership of the our common stock as of May 6, 2002, by:

o        all directors

o each person who is known by us to be the beneficial owner of more than five percent (5%) of the outstanding common stock

o        each executive officer named in the Summary Compensation Table

o        all directors and executive officers as a group

         The number of shares beneficially owned by each director or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power. In addition, beneficial ownership includes any shares that the individual has the right to acquire within 60 days of May 6, 2002, through the exercise of any stock option or other right. Unless otherwise indicated, each person listed below has sole investment and voting power (or shares such powers with his or her spouse). In certain instances, the number of shares listed includes (in addition to shares owned directly), shares held by the spouse or children of the person, or by a trust or estate of which the person is a trustee or an executor or in which the person may have a beneficial interest.


---------------------------------------------------------------------------------------------------------
                                                Number of Shares of Common Stock Beneficially Owned
----------------------------------------------------------------------------------------------------------
Name and Address of  Beneficial Owner          Shares     Vested Options (1)    Total (1)     Percent (1)
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
Kenneth W. Schilling(2)                      20,714,400          625,000      21,339,400         9.00
1919 W. Lone Cactus Drive
Phoenix, AZ 85021
Mark H. Perkins
1919 W. Lone Cactus Drive
Phoenix, AZ 85021                             5,271,200          325,000       5,596,200         2.40
All directors and officers as group
(2 persons)(2)
----------------------------------------------------------------------------------------------------------

(1) Includes options vested on or before March 31, 2001. "*" means less than one percent.
(2)  Includes Kenneth Schilling, and Mark Perkins.

                            DESCRIPTION OF SECURITIES


         General. iBIZ's Articles of Incorporation authorize the issuance of 450,000,000 shares of common stock, $0.001 par value and 50,000,000 shares of preferred stock.

         Common Stock. Holders of shares of common stock are entitled to one vote for each share of common stock held of record on all matters submitted to a vote of the shareholders. Each share of common stock is entitled to receive dividends as may be declared by our Board of Directors out of funds legally available. Management, however, does not presently intend to pay any dividends. In the event of liquidation, dissolution or winding up of iBIZ, the holders of common stock are entitled to share ratably in all assets remaining after payment in full of all our creditors and the liquidation preferences of any outstanding shares of preferred stock, if any. There are no redemption or sinking fund provisions applicable to the common stock.


         Preferred Stock. The Preferred Stock may be issued in one or more series, with such voting powers, designations, preferences, rights, qualifications, limitations and restrictions as shall be set forth in a resolution of iBiz's Board of Directors providing for the issue thereof.

     Disclosure of Commission Position on Indemnification for Securities Act
                                  Liabilities.

         iBIZ's Articles of Incorporation, as amended, provide to the fullest extent permitted by Florida law, a director or officer of iBIZ shall not be personally liable to iBIZ or its shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of iBIZ's Articles of Incorporation, as amended, is to eliminate the right of iBIZ and its shareholders (through shareholders' derivative suits on behalf of iBIZ) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. iBIZ believes that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, iBIZ has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                            SELLING SECURITY HOLDERS

         The following table lists the selling security holders, the number of shares of common stock held by each selling security holder as of the date hereof, the number of shares included in the offering and the shares of common stock held by each such selling security holder after the offering. The shares included in the prospectus are issuable to the selling security holders upon conversion of the debentures or the exercise of warrants.

--------------------- ----------------- -------------- -------------- ------------ --------------- ----------- ---------------
                        Total Shares        Total        Shares of                                  Beneficial   Percentage
                                         Percentage
                      of Common Stock     of Common
                       Issuable Upon       Stock,                       Beneficial Percentage of   Owner-ship    of Common
                       Conversion of      Assuming     Common Stock     Ownership   Common Stock    After the   Stock Owned
        Name            Notes and/or        Full        Included in    Before the   Owned Before    Offering   After Offering
                          Warrants       Conversion     Prospectus      Offering      Offering        (3)           (3)
--------------------- ----------------- -------------- -------------- ------------ --------------- ----------- ---------------
--------------------- ----------------- -------------- -------------- ------------ --------------- ----------- ---------------
Alpha Capital
Atiengesellschaft      92,583,333 (2)    28.45% (2)     177,166,666   12,560,833       4.99%           0             0
(2)                                                         (1)
--------------------- ----------------- -------------- -------------- ------------ --------------- ----------- ---------------
--------------------- ----------------- -------------- -------------- ------------ --------------- ----------- ---------------

Sichenzia Ross               0              1.11%        2,500,000     2,500,000       1.11%           0             0
Friedman Ference (4)
--------------------- ----------------- -------------- -------------- ------------ --------------- ----------- ---------------


         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes 200% of the shares issuable upon conversion of the convertible notes, based on current market prices. Because the number of shares of common stock issuable upon conversion of the convertible note is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. However the selling stockholders has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.


(2) Includes (i) 5,000,000 shares underlying warrants that are currently exercisable at an exercise price of $0.902 per share; and (ii) 3,000,000 shares underlying warrants that are currently exercisable at an exercise price of $0.432 per share. In accordance with rule 13d-3 under the securities exchange act of 1934, Konrad Ackerman may be deemed a control person of the shares owned by such entity.


(3)  Assumes that all securities registered will be sold.

(4) Sichenzia Ross Friedman & Ference represents iBiz on various legal corporate issues. In accordance with rule 13d-3 under the securities exchange act of 1934,Gregory Sichenzia, Marc Ross, Richard Friedman, Michael Ference, and Thomas Rose may be deemed control persons of the shares owned by such entity.

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         --   ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser; -- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
         --   purchases by a broker-dealer as principal and resale by the broker
              -dealer for its account;
         --   an exchange distribution in accordance with the rules of the applicable exchange;
         --   privately-negotiated transactions;
         --   short sales;
         --   broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
              and
         --   a combination of any such methods of sale.

         In the event sales are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which the prospectus forms a part. In such post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales. In addition, if any shares of common stock or warrants offered for sale pursuant to this prospectus are transferred, subsequent holders could not use this prospectus until a post-effective amendment is filed, naming such holders.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling stockholders may pledge their shares of common stock to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         Alpha Capital Atiengesellschaft shall be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts. We and the selling stockholders have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Penny Stock

         The Securities and Exchange Commission (the "Commission") has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and
o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference, LLP, 1065 Avenue of the Americas, 21st Floor, New York, NY 10018. The firm has received shares of common stock, for services rendered, which are being offered in this prospectus.

                                     EXPERTS

         The balance sheet and financial statements of iBIZ Technology, Corp. for the years ended October 31, 2000 and 2001 and for the three months ended Januaryu 31, 2000 and 2002 in this registration statement in reliance upon the reports of Moffitt & Company, P.C., independent certified public accountants, and upon the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of iBIZ Technology Corp., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC").

         We are subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549; Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 5670 Wilshire Boulevard, Los Angeles, California 90036. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

         We furnish our stockholders with annual reports containing audited financial statements.

                     IBIZ TECHNOLOGY CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                      JANUARY 31, 2002 AND OCTOBER 31, 2001




                                                              ASSETS

                                                                                   January 31,           October 31,
                                                                                      2002                  2001
                                                                                  ( Unaudited)            (Audited)

CURRENT ASSETS
       Cash and cash equivalents                                                $         137,888    $            6,981
       Accounts receivable, net                                                            49,497                93,747
       Inventories                                                                        163,909               166,742
       Prepaid expenses                                                                    55,465                54,127
       Net assets held for sale                                                           249,918               438,871
                                                                                -----------------    ------------------



              TOTAL CURRENT ASSETS                                                        656,677               760,468
                                                                                -----------------    ------------------


PROPERTY AND EQUIPMENT, NET OF
   ACCUMULATED DEPRECIATION                                                               138,997               147,378
                                                                                -----------------    ------------------

OTHER ASSETS
       Notes receivable, officers                                                               0                     0
       Customer list, net of accumulated amortization                                           0                     0
       Deposits                                                                            16,012                16,012
                                                                                -----------------    ------------------

              TOTAL OTHER ASSETS                                                           16,012                16,012
                                                                                -----------------    ------------------



              TOTAL ASSETS                                                      $         811,686    $          923,858
                                                                                =================    ==================



                     LIABILITIES AND STOCKHOLDERS' (DEFICIT)

                                                                                   January 31,           October 31,
                                                                                      2002                  2001
                                                                                  ( Unaudited)            (Audited)

CURRENT LIABILITIES
       Accounts payable, trade                                                  $         626,101    $          797,585
       Note payable, trade                                                                 45,000                57,500
       Accrued liabilities                                                                811,643               727,050
       Sales and payroll taxes payable                                                    160,018               121,483
       Corporation income taxes payable                                                    19,028                19,028
       Deferred income                                                                      2,915                 4,495
       Convertible debentures payable, current portion                                  2,123,564             2,305,929
       Note payable, factor                                                                12,421                70,734
       Notes payable, other, current portion                                                7,198                 5,721
                                                                                -----------------    ------------------

              TOTAL CURRENT LIABILITIES                                                 3,807,888             4,109,525
                                                                                -----------------    ------------------

LONG - TERM LIABILITIES
       Convertible debentures payable                                                     972,500               750,000
       Notes payable, other                                                                 7,334                 8,811
                                                                                -----------------    ------------------

              TOTAL LONG - TERM LIABILITIES                                               979,834               758,811
                                                                                -----------------    ------------------

STOCKHOLDERS' EQUITY( DEFICIT)
       Preferred stock
          Authorized - 50,000,000 shares, par
            value $.001 per share
          Issued and outstanding - 0 shares                                                     0                     0
       Common stock
          Authorized - 450,000,000 shares, par
            value $.001 per share
          Issued and outstanding
             January 31, 2002 - 175,038,406 shares                                        175,038                     0
             October 31, 2001 - 99,862,248 shares                                               0                99,862
       Additional paid in capital                                                      10,492,451             9,801,345
       Accumulated deficit                                                           ( 14,643,525)         ( 13,845,685)
                                                                                -------------------- ---------------------

              TOTAL STOCKHOLDERS' (DEFICIT)                                          (  3,976,036          (  3,944,478)
                                                                                -------------------  --------------------

              TOTAL LIABILITIES AND
                 STOCKHOLDERS' (DEFICIT)                                        $         811,686    $          923,858
                                                                                =================    ==================


       See Accompanying Notes and Independent Accountants' Review Report.

                     IBIZ TECHNOLOGY CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE THREE MONTHS ENDED JANUARY 31, 2002 AND 2001
                                   (UNAUDITED)



                                                                                      2002                  2001
                                                                                -----------------    ------------------

SALES                                                                           $         135,737    $          789,164

COST OF SALES                                                                              83,516               490,065
                                                                                -----------------    ------------------

       GROSS PROFIT                                                                        52,221               299,099

SELLING, GENERAL AND ADMINISTRATIVE
   EXPENSES                                                                               449,293             1,015,017
                                                                                -----------------    ------------------

OPERATING (LOSS)                                                                        ( 397,072)            ( 715,918)
                                                                                -----------------    ------------------

OTHER INCOME (EXPENSE)
       Cancellation of debt                                                                42,031               223,369
       Interest income                                                                         15                 9,616
       Interest expense                                                                  ( 85,753)             ( 35,541)
       Interest expense - convertible debentures-beneficial
        conversion feature                                                              ( 116,214)            ( 302,390)
       Other income                                                                             0                   326
                                                                                -----------------    ------------------

        TOTAL OTHER INCOME (EXPENSE)                                                    ( 159,921)            ( 104,620)
                                                                                -----------------    ------------------

(LOSS) FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES                                                                  ( 556,993)            ( 820,538)

INCOME TAXES                                                                                    0                     0
                                                                                -----------------    ------------------

(LOSS) FROM CONTINUING OPERATIONS                                                       ( 556,993)            ( 820,538)

DISCONTINUED OPERATIONS
       (Loss) from operations of discontinued business segments                         ( 240,847)            ( 111,973)
                                                                                -----------------    ------------------

NET (LOSS)                                                                      $       ( 797,840)   $        ( 932,511)
                                                                                =================    ==================


       See Accompanying Notes and Independent Accountants' Review Report.

                     IBIZ TECHNOLOGY CORP. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
              FOR THE THREE MONTHS ENDED JANUARY 31, 2002 AND 2001
                                   (UNAUDITED)




                                                                                      2002                  2001
                                                                                -----------------    ------------------

NET (LOSS) PER COMMON SHARE

       Basic and Diluted:

        Continuing operations                                                   $           ( .01)   $           ( 0.02)

        Discontinued operations                                                 $             .00    $           ( 0.00)
                                                                                -----------------    ------------------

           NET (LOSS)                                                           $           ( .01)   $           ( 0.02)
                                                                                =================    ==================

WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING

       Basic and diluted                                                                110,721,848           37,929,185
                                                                                ===================  ===================



       See Accompanying Notes and Independent Accountants' Review Report.

                     IBIZ TECHNOLOGY CORP. AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' (DEFICIT)
                   FOR THE THREE MONTHS ENDED JANUARY 31, 2002
                                   (UNAUDITED)



                                                                 Preferred Stock                       Common Stock
                                                            Shares            Amount             Shares            Amount

BALANCE, NOVEMBER 1, 2001                                             0  $             0            99,862,248 $        99,862

CONVERSION OF DEBENTURES FOR
   COMMON STOCK:
       PRINCIPAL                                                      0                0            18,855,247          18,855
       ACCRUED INTEREST                                               0                0               956,511             957

FEES AND COSTS FOR ISSUANCE OF
   COMMON STOCK                                                       0                0                   0                 0

ISSUANCE OF COMMON STOCK FOR:
       PAYMENT OF ACCOUNTS
          PAYABLE                                                     0                0            22,750,000          22,750
       PAYMENT OF SALARIES AND
          RETENTION BONUSES                                           0                0            26,900,000          26,900

DONATION OF STOCK BACK TO THE
   COMPANY FOR TREASURY STOCK                                         0                0           ( 9,285,600)        ( 9,286)

ISSUANCE OF COMMON STOCK TO THE
   PRESIDENT TO REIMBURSE HIM FOR
   SHARES GIVEN TO DEBENTURE
   HOLDERS FROM:
       TREASURY STOCK                                                 0                0            9,285,600            9,286
       NEW SHARES                                                     0                0            5,714,400            5,714

INTEREST EXPENSE - CONVERTIBLE
   DEBENTURES - BENEFICIAL
   CONVERSION FEATURE                                                 0                0                   0                 0

NET (LOSS) FOR THE THREE MONTHS
   ENDED JANUARY 31, 2002                                             0                0                   0                 0
                                                       ----------------  ---------------     ---------------  ----------------

        BALANCE, JANUARY 31, 2002                                     0  $             0         175,038,406  $        175,038
                                                       ================  ===============     ===============  ================

       See Accompanying Notes and Independent Accountants' Review Report.

                          Additional
                            Paid in               Accumulated
                            Capital                 Deficit                   Total

                      $        9,801,345    $          ( 13,845,685)   $     ( 3,944,478)



                                 164,826                         0               183,681
                                   7,993                         0                 8,950


                                ( 21,264)                        0              ( 21,264)



                                 251,875                         0               274,625

                                  91,460                         0               118,360


                               ( 122,998)                        0             ( 132,284)





                                 122,998                         0               132,284
                                  80,002                         0                85,716



                                 116,214                         0               116,214


                                       0                 ( 797,840)            ( 797,840)
                      ------------------    ----------------------     ------------------

                      $       10,492,451    $         ( 14,643,525)    $     ( 3,976,036)
                      ===================   =======================    ==================



       See Accompanying Notes and Independent Accountants' Review Report.

                     IBIZ TECHNOLOGY CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE THREE MONTHS ENDED JANUARY 31, 2002 AND 2001
                                   (UNAUDITED)

                                                                  2002        2001
                                                               ----------  ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
       Net (loss) ...........................................  $(556,993)  $(820,538)
       Adjustments to reconcile net (loss) to
         net cash (used) by operating activities of
         continuing operations:
           Loss from discontinued operations ................   (240,847)   (111,973)
           Write-down of net assets held for sale ...........    137,534           0
           Depreciation .....................................      8,381      61,151
         Interest expense - convertible debentures-beneficial
             conversion feature .............................    116,214     302,390
           Common stock issued for expenses .................     89,816         374
           Allowance for uncollectible accounts, net ........    (10,154)          0
       Changes in operating assets and liabilities:
           Accounts receivable ..............................     54,404      45,769
           Inventories ......................................      2,833    (104,899)
           Prepaid expenses .................................     (1,338)          0
           Deposits .........................................          0    (330,768)
           Accounts and notes payable, trade ................     90,641     (67,610)
           Accrued liabilities and taxes ....................    250,438     150,449
           Customer deposits ................................          0      (6,488)
           Deferred income ..................................     (1,580)    (31,629)
                                                               ----------  ----------

              NET CASH (USED) IN OPERATING
                 ACTIVITIES .................................    (60,651)   (913,772)
                                                               ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
       Purchases of property and equipment ..................          0     (89,527)
       Proceeds from sale of net assets held for sale .......     48,635           0
                                                               ----------  ----------

              NET CASH PROVIDED (USED) IN
                INVESTING ACTIVITIES ........................     48,635     (89,527)
                                                               ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
       Net proceeds from issuance of convertible
          debentures payable ................................    201,236     944,180
       Repayment of note payable, factor ....................    (58,313)          0
       Repayment of notes payable, other ....................          0      (1,306)
       Changes in notes receivable, officer .................          0       6,621
                                                               ----------  ----------

            NET CASH PROVIDED BY FINANCING
                ACTIVITIES ..................................    142,923     949,495
                                                               ----------  ----------




       See Accompanying Notes and Independent Accountants' Review Report.

                     IBIZ TECHNOLOGY CORP. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
              FOR THE THREE MONTHS ENDED JANUARY 31, 2002 AND 2001
                                   (UNAUDITED)


                                                                                      2002                  2001
                                                                                -----------------    ------------------
NET INCREASE (DECREASE) IN CASH
   AND CASH EQUIVALENTS                                                          $        130,907    $         ( 53,804)

CASH AND CASH EQUIVALENTS, AT
   BEGINNING OF PERIOD                                                                      6,981               631,375
                                                                                -----------------    ------------------

CASH AND CASH EQUIVALENTS, AT
   END OF PERIOD                                                                $         137,888    $          577,571
                                                                                =================    ==================




SUPPLEMENTAL DISCLOSURE OF CASH
   FLOW INFORMATION

       Cash paid during period for:

          Interest                                                              $          22,486    $           67,275
                                                                                =================    ==================

          Taxes                                                                 $               0    $                0
                                                                                =================    ==================

NON-CASH INVESTING AND FINANCING
   ACTIVITIES

       Issuance of common stock for convertible debentures                      $         183,681    $           34,576
                                                                                =================    ==================

       Issuance of common stock for fees, services and
         expenses                                                               $          94,666    $                0
                                                                                =================    ==================

       Issuance of common stock for accounts payable and
          accrued liabilities                                                   $         401,935    $                0
                                                                                =================    ==================

       Interest expense - convertible debentures-beneficial
          conversion feature                                                    $         116,214    $          302,390
                                                                                =================    ==================


       See Accompanying Notes and Independent Accountants' Review Report.

                     IBIZ TECHNOLOGY CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JANUARY 31, 2002 AND 2001
                                   (UNAUDITED)


NOTE 1          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                Nature of Business

                IBIZ Technology Corp. (hereinafter referred to as the Company) was organized on April 6, 1994, under the laws of the State of Florida. The Company operates as a holding company for subsidiary acquisitions.

                Invnsys Technology Corporation (hereinafter referred to as Invnsys) is a management company that pays the general and administrative expenses for the Company and all of the subsidiaries.

                IBIZ, Inc. designs, manufactures (through subcontractors), and distributes a line of accessories for the PDA and handheld computer market which are distributed through large retail chain stores and e-commerce sites. IBIZ Inc. also markets LCD monitors, OEM notebook computers, third party software, and general purpose financial application keyboards.

                Qhost. Inc. provides Web-enabling services which included Co-Location services, Web design and development, and data center technical management services. These segments of the Company's operations were discontinued on October 31, 2001.

                Principles of Consolidation

                The consolidated financial statements include the accounts of IBIZ Technology Corp. and its wholly owned subsidiaries - Invnsys Technology Corporation, IBIZ, Inc. and Qhost, Inc.

                All material inter-company accounts and transactions have been eliminated.

                Cash and Cash Equivalents

                For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                Accounts Receivable

                Accounts receivable are reported at the customers' outstanding balances less any allowance for doubtful accounts.

                Allowance for Doubtful Accounts

                The allowance for doubtful accounts on accounts receivables is charged to income in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any possible losses.

       See Accompanying Notes and Independent Accountants' Review Report.

                     IBIZ TECHNOLOGY CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JANUARY 31, 2002 AND 2001
                                   (UNAUDITED)


NOTE 1          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                Inventories

                Inventories are stated at the lower of cost (determined principally by average cost) or market.

                Property and Equipment

                Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacement, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

                Invnsys depreciates its property and equipment for financial reporting purposes using the straight-line method based upon the following useful lives of the assets:

                Tooling ......................   3 Years
                Machinery and equipment ......   10 Years
                Office furniture and equipment   5-10 Years
                Vehicles .....................   5 Years
                Computer software ............   5 Years

                Accounting for Convertible Debt Securities

                The Company has issued convertible debt securities with non-detachable conversion features. The Company accounts for such securities in accordance with Emerging Issues Task Force Topic D-60. The Company has recorded the fair value of the beneficial conversion features as interest expense and an increase to Additional Paid in Capital.

                Accounting Estimates

                Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

                Revenue Recognition

                Product sales - When the goods are shipped and title passes to the customer.

                Maintenance agreements - Income from maintenance agreements is being recognized on a straight- line basis over the life of the service contracts. The unearned portion is recorded as deferred income.

                Service income - When services are performed.

       See Accompanying Notes and Independent Accountants' Review Report.

                     IBIZ TECHNOLOGY CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JANUARY 31, 2002 AND 2001
                                   (UNAUDITED)


NOTE 1          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                Prepaid Expenses

                The Company's prepaid expenses are being amortized over a one year period.

                Long-Lived Assets

                Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long- Lived Assets and for Long-Lived Assets to be Disposed Of," requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses the recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value.

                Income Taxes

                Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No.109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

                Shipping and Handling Costs

                The Company's policy is to classify shipping and handling costs as part of cost of goods sold in the statement of operations.

                Net (Loss) Per Share

                The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted
                (loss) per share. Basic (loss) per share is computed by dividing net (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. In accordance with FASB 128, any anti-dilutive effects on net
                (loss) per share are excluded.



       See Accompanying Notes and Independent Accountants' Review Report.

                     IBIZ TECHNOLOGY CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JANUARY 31, 2002 AND 2001
                                   (UNAUDITED)


NOTE 1          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                Risks and Uncertainties

                IBIZ, Inc. is in the computer and computer technology industry and its products are subject to rapid obsolescence and management must authorize funds for research and development costs in order to stay competitive.

                Common Stock Issued for Non-Cash Transactions

                It is the Company's policy to value stock issued for non-cash transactions at the stock closing price at the date the transaction is finalized.

NOTE 2          DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

                The Company has financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at January 31, 2002 and October 31, 2001, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgement is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

NOTE 3          AMENDMENT OF ARTICLES OF INCORPORATION

                The Articles of Incorporation were amended to increase the number of authorized shares of common stock from 100,000,000 to 450,000,000 and authorized the creation of 50,000,000 shares of blank check preferred stock.

NOTE 4          ACCOUNTS RECEIVABLE

                A summary of accounts receivable and allowance for doubtful accounts is as follows:

                                                                                   January 31,           October 31,
                                                                                      2002                  2001
                                                                                   (Unaudited)            (Audited)

                      Accounts receivable                                       $          89,343    $          143,747

                      Allowance for doubtful accounts                                      39,846                50,000
                                                                                -----------------    ------------------

                             Net accounts receivable                            $          49,497    $           93,747
                                                                                =================    ==================

       See Accompanying Notes and Independent Accountants' Review Report.

                     IBIZ TECHNOLOGY CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JANUARY 31, 2002 AND 2001
                                   (UNAUDITED)


NOTE 4          ACCOUNTS RECEIVABLE (CONTINUED)

                                                                                   January 31,           October 31,
                                                                                      2002                  2001
                                                                                   (Unaudited)            (Audited)

                      Allowance for doubtful accounts

                             Balance, at beginning of period                    $          50,000    $           25,000

                             Additions for the period                                           0                80,534

                             Recovery for the period                                        1,860                     0

                             Write-off of uncollectible accounts
                                for the period                                           ( 12,014)             ( 55,534)
                                                                                -----------------    ------------------

                             Balance, at end of period                          $          39,846    $           50,000
                                                                                =================    ==================

NOTE 5          INVENTORIES

                The inventories are comprised of the following:

                                                                                   January 31,           October 31,
                                                                                      2002                  2002
                                                                                   (Unaudited)            (Audited)

                      Finished products                                         $         158,909    $          161,742
                      Office                                                                5,000                 5,000
                                                                                -----------------    ------------------

                                                                                $         163,909    $          166,742
                                                                                =================    ==================

NOTE 6          NET ASSETS HELD FOR SALE

                On December 21, 2001, Invnsys sold all of the properties, rights and assets used in connection with the internet service segment of Invnsys' operations. The services sold include the provision of dial up Internet access, dedicated internet access, Web hosting and Web page development services, Co- Location and bandwidth and managed server services to residential and commercial customers.

                The Co-Location operations are included in Discontinued Operations.

                In accordance with provisions of SFAS No. 121, the assets included in net assets held for sale will not be depreciated.

       See Accompanying Notes and Independent Accountants' Review Report.

                     IBIZ TECHNOLOGY CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JANUARY 31, 2002 AND 2001
                                   (UNAUDITED)


NOTE 7          PROPERTY AND EQUIPMENT

                Property and equipment and accumulated depreciation consists of:

                                                                                   January 31,           October 31,
                                                                                      2002                  2001
                                                                                   (Unaudited)            (Audited)

                      Tooling                                                   $          68,100    $           68,100
                      Machinery and equipment                                              41,821                41,821
                      Office furniture and equipment                                       81,027                81,027
                      Vehicles                                                             39,141                39,141
                      Software                                                             90,159                90,159
                                                                                -----------------    ------------------

                                                                                          320,248               320,248
                      Less accumulated depreciation                                       181,251               172,870
                                                                                -----------------    ------------------

                      Total property and equipment                              $         138,997    $          147,378
                                                                                =================    ==================

NOTE 8          NOTES RECEIVABLE, OFFICERS

                                                                                   January 31,           October 31,
                                                                                      2002                  2001
                                                                                   (Unaudited)            (Audited)
                Invnsys Technology Corporation

                   A note due from the president of the Company, which is payable on demand and accrues interest at 6%. Management believes the note is uncollectible since IBIZ no longer has collateral for the note. The Company elected to write-off the loan as uncollectible by establishing an allowance for doubtful collections for the total amount due on the note.

                           Total amount of note                                 $         373,159    $          373,159

                           Less allowance for doubtful collection                       ( 373,159)            ( 373,159)
                                                                                -----------------    ------------------

                                Net note                                        $               0    $                0
                                                                                =================    ==================

       See Accompanying Notes and Independent Accountants' Review Report.

                     IBIZ TECHNOLOGY CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JANUARY 31, 2002 AND 2001
                                   (UNAUDITED)


NOTE 9          TRADE NOTE PAYABLE TO GAMMAGE AND BURNHAM

                In July 2001, the Company issued a note to Gammage and Burnham, PLC for the payment of $80,000 of legal fees previously recorded in accounts payable. The note is secured by accounts receivable but the security is waived in favor of the note payable to Platinum Funding Corporation provided Gammage and Burnham PLC receives $2,500 each time that Invnsys draws against its factoring line.

NOTE 10         ACCRUED LIABILITIES

                Accrued liabilities consist of the following:

                                                                                   January 31,           October 31,
                                                                                      2002                  2001
                                                                                   (Unaudited)            (Audited)


                      Interest                                                  $         253,301    $          201,987
                      Officers' bonuses                                                    30,210               104,552
                      Bonuses, other                                                            0                41,140
                      Wages                                                               305,069               231,806
                      Severance wages                                                     150,000                75,000
                      Vacation pay                                                         41,238                41,238
                      Other                                                                31,825                31,327
                                                                                -----------------    ------------------
                                                                                $         811,643    $          727,050
                                                                                =================    ==================

NOTE 11         INCOME TAXES
                                                                                   January 31,      January 31,
                                                                                      2002                  2001
                                                                                   (Unaudited)           (Unaudited)
                (Loss) from continuing operations
                  before income taxes                                           $       ( 556,993)   $        ( 932,511)

                The provision for income taxes is estimated as follows:

                      Currently payable                                         $               0    $                0
                                                                                -----------------    ------------------

                      Deferred                                                  $               0    $                0
                                                                                -----------------    ------------------

       See Accompanying Notes and Independent Accountants' Review Report.

                     IBIZ TECHNOLOGY CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JANUARY 31, 2002 AND 2001
                                   (UNAUDITED)


NOTE 11         INCOME TAXES (CONTINUED)

                                                                                   January 31,           October 31,
                                                                                      2002                  2001
                                                                                   (Unaudited)            (Audited)

                Significant components of the Company's deferred tax assets and liabilities are as follows:

                      Deferred tax assets:
                         Net operating loss carryforwards                       $       2,397,774    $        2,241,000
                         Accrued expenses and miscellaneous                               134,700               134,700
                         Tax credit carryforward                                           38,424                38,424
                                                                                -----------------    ------------------
                                                                                        2,570,898             2,414,124
                             Less valuation allowance                                   2,570,898             2,414,124
                                                                                -----------------    ------------------

                      Net deferred tax asset                                    $               0    $                0
                                                                                =================    ==================

                A  reconciliation of the valuation allowance is as follows:

                Balance, at beginning of period                                 $       2,414,124    $        1,158,265
                Addition for the period                                                   156,775             1,255,859
                                                                                -----------------    ------------------

                Balance, at end of period                                       $       2,570,899    $        2,414,124
                                                                                =================    ==================

NOTE 12         TAX CARRYFORWARDS

                The Company has the following tax carryforwards at January 31, 2002.

                                     Expiration
     Year               Amount          Date

October 31, 1995    $    2,500   October 31, 2010
October 31, 1997       253,686   October 31, 2012
October 31, 1998        71,681   October 31, 2013
October 31, 1999       842,906   October 31, 2019
October 31, 2000     3,574,086   October 31, 2020
October 31, 2001     5,051,232   October 31, 2021
 January 31, 2002      681,629   October 31, 2022
                                 ----------------

                  $ 10,477,720
                  ============
Capital loss
October 31, 1997        25,600   October 31, 2002

       See Accompanying Notes and Independent Accountants' Review Report.

                     IBIZ TECHNOLOGY CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JANUARY 31, 2002 AND 2001
                                   (UNAUDITED)


NOTE 12         TAX CARRYFORWARDS (CONTINUED)

                                     Expiration
        Year            Amount          Date

   Contribution
   October 31, 1997    $   545   October 31, 2002
   October 31, 1999      2,081   October 31, 2004
   October 31, 2000      3,008   October 31, 2005
   October 31, 2001      1,000   October 31, 2006

Research tax credits    38,424

NOTE 13         CONVERTIBLE DEBENTURES

                                                                                          January 31,           October 31,
                                                                                             2002                  2001
                                                                                          (Unaudited)            (Audited)


                Lites Trading Company - $1,600,000  Debenture                      $         750,000     $          750,000
                ---------------------------------------------

                On March 27, 2000, the Company issued $1,600,000 of 7% convertible debentures under the following terms and conditions:

                  1.  Due date - March 27, 2005.
                  2. Interest only on May 1 and December 1 of each year commencing May 1, 2000.
                  3.  Default interest rate - 18%.
                  4. Warrants to purchase 375,000 shares of common stock at $1.45 per share.
                  5. Conversion terms - The debenture holder shall have the right to convert all or a portion of the outstanding principal amount of this debenture plus any accrued interest into such number of shares of common stock as shall equal the quotient obtained by dividing the principal amount of this debenture by the applicable conversion price.
                  6.  Conversion price - Lesser of (i) $1.45 (fixed price) or
                      (ii) the product obtained by multiplying the average closing price by .80.
                  7. Average closing price - The debenture holder shall have the election to choose any three trading days out of twenty trading days immediately preceding the date on which the holder gives the Company a written notice of the holder's election to convert outstanding principal of this debenture.

       See Accompanying Notes and Independent Accountants' Review Report.

                     IBIZ TECHNOLOGY CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JANUARY 31, 2002 AND 2001
                                   (UNAUDITED)


NOTE 13         CONVERTIBLE DEBENTURES (CONTINUED)

                                                                                          January 31,           October 31,
                                                                                             2002                  2001
                                                                                          (Unaudited)            (Audited)

                  8. Redemption by Company - If there is a change in control of the Company, the holder of the debenture can request that the debenture be redeemed at a price equal to 125% of the aggregate principal and accrued interest outstanding under this debenture.
                  9.  The debentures are unsecured.
                  10. Any further issuance of common stock or debentures
                      must be approved by debenture holders.
                  11. Debenture holders have an eighteen month right of first refusal on future disposition of stock by the Company.
                  12. Restriction on payment of dividends, retirement of
                      stock or issuance of new securities.

                $5,000,000 Convertible Debenture                                  $        1,856,482       $     1,891,456
                --------------------------------

                On October 31, 2001, the Company issued 8% convertible debentures as follows:

                  1.  Due date - October 30, 2002 and January 15, 2003.
                  2.  Interest payable quarterly from January 1, 2001.
                  3.  Default interest rate - 20%.
                  4. On the first $ 1,000,000 of financing, the Company issued warrants to purchase 500,000 shares of stock at $
                      0.48 per share. The Company reserved an additional 1,240,000 shares for future borrowing on this debenture line.
                  5.  Put note purchase price - $4,000,000.
                  6.  Fees and costs - 7% - 10% of cash received for
                      debentures and warrants plus legal fees.
                  7.  The Company must reserve a number of common
                      shares equal to but not less then 200% of the amount of common shares necessary to allow the debenture and warrant holder to be able to convert all such outstanding notes and put notes to common stock.
                  8. Conversion price for put notes. The initial 50% of the put notes shall be the lesser of:


       See Accompanying Notes and Independent Accountants' Review Report.

                     IBIZ TECHNOLOGY CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JANUARY 31, 2002 AND 2001
                                   (UNAUDITED)


NOTE 13         CONVERTIBLE DEBENTURES (CONTINUED)

                                                                                          January 31,           October 31,
                                                                                             2002                  2001
                                                                                          (Unaudited)            (Audited)

                      (i) 80% of the average of the three lowest closing bid prices for the stock for twenty two days or (ii) 80% of the average of the five lowest closing bid prices for the stock for sixty days. The conver- sion price of the balance of the put notes shall be 86% of the average of the three lowest closing bid prices for ten days.
                  9. The debentures have penalty clauses if the common stock is not issued when required by the debenture holder.
                  10.          The debentures are unsecured.
                  11.          The Company's right to exercise the put commences
                      on the actual effective date of the SEC Registration
                      Statement and expires three years after the effective date.
                  12. Right of first refusal - The debenture holders have the right to purchase a proportionate amount of new issued shares in order to maintain their ownership interest percentage.

                Laurus Master Fund, Ltd.                                                $         327,082     $       414,473
                ------------------------

                In April and July 2001, the Company issued $500,000 and $150,000 of 8% convertible debentures under the following terms and conditions:

                1.    Due dates - April 2002 and July 2002.
                2. Interest on September 30, 2001 and quarterly thereafter.
                3.    Default interest rate - 20%.
                4. On the first financing, the Company issued warrants to purchase 1,500,000 shares of common stock at the lesser of $.1225 per share or an amount equal to the average of the three lowest closing prices for a ten day trading period. The Company may redeem the warrants for $.666 per share. On the second financing, the Company issued warrants to purchase

       See Accompanying Notes and Independent Accountants' Review Report.

                     IBIZ TECHNOLOGY CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JANUARY 31, 2002 AND 2001
                                   (UNAUDITED)


NOTE 13         CONVERTIBLE DEBENTURES (CONTINUED)

                                                                                          January 31,           October 31,
                                                                                             2002                  2001
                                                                                          (Unaudited)            (Audited)

                      1,500,000 shares of common stock at the lesser of $.048 or an amount equal to 105% of the average of the three lowest closing bid prices for the common stock for the ten trading days prior to but not including the date the warrants are exercised.
                5. Conversion terms - The debenture holder shall have the right to convert all or a portion of the outstanding principal amount of this debenture plus any accrued interest into such number of shares of common stock as shall equal the quotient obtained by dividing the principal amount of this debenture by the applicable conversion price.
                6. Conversion price - Lower of eighty percent of the average of the three lowest closing bid prices for a specified three day or twenty-two day period.
                7. Prepayment - The debenture may not be paid prior to the maturity date without the consent of the holder.

                Alpha Capital                                                         $          162,500    $                0
                -------------

                In January 2002, the Company issued an 8% convertible debenture as follows:

                1.    Due date - January 30, 2004.
                2.    Interest payable quarterly from March 31, 2002.
                3.    Default interest rate - 20%.
                4.    Fees and costs - 7% - 10% of cash received for
                      debentures and warrants plus legal fees.
                5.    Conversion price -
                      (i)   80% of the average of the three lowest closing
                             bid prices for the stock for twenty two days or
                      (ii)   80% of the average of the three lowest closing bid
                             prices for the stock for sixty days.
                6.    The debentures are unsecured.
                                                                                      ------------------    ------------------

                      Total debentures                                                $        3,096,064    $        3,055,929

                      Less current portion                                                     2,123,564             2,305,929
                                                                                      ------------------    ------------------

                      Long-term portion                                               $          972,500    $          750,000
                                                                                      ==================    ==================

       See Accompanying Notes and Independent Accountants' Review Report.

                     IBIZ TECHNOLOGY CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JANUARY 31, 2002 AND 2001
                                   (UNAUDITED)


NOTE 14         NOTE PAYABLE, FACTOR

                On October 9, 2001, the Company entered into a two year factoring agreement with Platinum Funding Corporation. The terms of the agreement provide that Platinum Funding Corporation may purchase Invnsys' accounts receivable, without recourse, by advancing 70% of the sales invoice to Invnsys. The interest charged on the loan is based upon the period of time an invoice is unpaid and ranges from 3% to 15%.

NOTE 15         NOTE PAYABLE, OTHER

                                                                                          January 31,           October 31,
                                                                                             2002                  2001
                                                                                          (Unaudited)            (Audited)
                Note payable to Community First National Bank due in monthly payments of principal and interest of $545 with interest at 7 percent until March 7, 2004. The note is secured by an
                automobile which costs $36,000 and
                has a book value of $1,800.                                           $          14,532      $     14,532

                Less:  current portion                                                            7,198             5,721
                                                                                      ------------------    ------------------

                Net long-term debt                                                    $           7,334      $      8,811
                                                                                      ==================    ==================

                Maturities of long-term debt are as follows:

                               January 31, 2002                                       $               0      $      1,859
                               January 31, 2003                                                   7,198             5,339
                               January 31, 2004                                                   6,229             6,229
                               January 31, 2005                                                   1,105             1,105
                                                                                      ------------------    ------------------
                                                                                      $          14,532     $      14,532
                                                                                      ==================    ==================

NOTE 16         DISCONTINUED OPERATIONS

                APB 30 requires that an entity restate prior year financial statements to disclose the results of subsequent discontinued operations. The network integration services, digital subscriber line high speed internet connection services, and Co-Location computer data and server facility were discontinued on October 31, 2001. The January 31, 2001 statements of operations and cash flows were restated to segregate the (loss) from discontinued operations from continued operations.

                The following information is presented for the discontinued operations:



       See Accompanying Notes and Independent Accountants' Review Report.

                     IBIZ TECHNOLOGY CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JANUARY 31, 2002 AND 2001
                                   (UNAUDITED)


NOTE 16         DISCONTINUED OPERATIONS (CONTINUED)

                  A.  Segments discontinued - as indicated above
                  B.  Discontinued date - October 31, 2001
                  C. Manner of disposal - write-down of assets to fair market value and sale of segments D. Remaining assets - asset held for sale of $249,918 after write-down of assets E. Income or loss on October 31, 2001 - none F. Partial proceeds from disposal of assets - $188,953.

NOTE 17         COMPUTATION OF EARNINGS PER SHARE

                                                                                         January 31,             Restated
                                                                                             2002                  2001
                                                                                      ------------------    ------------------
                From continuing operations

                  Net (loss) from continuing operations                               $       ( 556,993)   $        ( 820,538)
                  -------------------------------------                               ------------------    ------------------
                  Weighted average number of common shares
                  outstanding                                                               110,721,848            37,929,185

                  (Loss) per share                                                    $          ( 0.01)   $           ( 0.02)

                From discontinued operations

                  Net (loss) from continuing operations                               $       ( 240,847)   $        ( 111,973)
                  -------------------------------------                               ------------------    ------------------
                  Weighted average number of common shares
                  outstanding                                                               110,721,848            37,929,185

                  (Loss) per share                                                    $          ( 0.00)   $           ( 0.00)

NOTE 18         CANCELLATION OF DEBT

                                                                                             2002                  2001
                                                                                      ------------------    ------------------

                Settlement of lawsuit                                                 $            0        $        101,369
                  Invnsys settled its lawsuit with Epson America, Inc.
                  for $2,500 which generated $101,369 of income.
                Account payable
                  The Company negotiated a cancellation of $122,000
                  account payable with a supplier.  This cancellation
                  resulted in $122,000 of income.                                                  0                 122,000
                Settlement of prior year liabilities                                          42,031                       0
                                                                                      ------------------    ------------------

                                                                                      $       42,031        $        223,369
                                                                                      ==================    ==================

       See Accompanying Notes and Independent Accountants' Review Report.

                     IBIZ TECHNOLOGY CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JANUARY 31, 2002 AND 2001
                                   (UNAUDITED)


NOTE 19         REAL ESTATE LEASE

                On January 8, 2002, IBIZ, Inc. leased its office and warehouse facilities under the following terms and conditions:

                      1. Term - Three years from February 1, 2002 to January 31, 2005
                      2.       Size of facility - 4,343 square feet
                      3. Base rent - Monthly rentals plus taxes and common area operating expenses
                      4.       Base rental schedule -

                Months      Rent

                1 - 12    $2,172
                13 - 24    3,692
                26 - 36    4,343

                Future minimum lease payments excluding taxes and expenses, are as follows:

                January 31, 2003          $     26,064
                January 31, 2004                44,304
                January 31, 2005                52,116
                                              --------
                                              $122,484
                                              ========

                Rent expense for the three months ended January 31, 2002 and 2001 was $27,829 and $38,648, respectively.

NOTE 20         ADVERTISING

                All direct advertising costs are expensed as incurred. Invnsys charged to operations $12,621 and $(27,592) in advertising costs for the three months ended January 31, 2002 and 2001, respectively.

NOTE 21         RESEARCH AND DEVELOPMENT

                Invnsys incurred research and development cost for the three months ended January 31, 2002 and 2001 of $0 and $4,035, respectively.

NOTE 22         WORKERS' COMPENSATION INSURANCE

                As of the date of this report, the Company does not have workers' compensation insurance for its employees.




       See Accompanying Notes and Independent Accountants' Review Report.

                     IBIZ TECHNOLOGY CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JANUARY 31, 2002 AND 2001
                                   (UNAUDITED)


NOTE 23         OFFICERS' COMPENSATION

                The Company entered into employment agreements with four of its corporate officers. The contracts are for three years beginning July 2001 and provide for the following:

                1. Salaries from $150,000 to $250,000 for each officer. On November 1, 2001, the officers voluntarily reduced their salaries to $100,000 and $125,000.
                2.    Bonuses of 1% of total sales for each of its officers
                3. Options for 1,200,000 shares of common stock which will vest and be exercisable for a period of ten years
                4.    Option price of $.02 a share
                5.    Termination -
                      Termination by the Company without cause - the employee shall receive six months salary Change of control - in the event of change of control, the Company shall pay the employee a lump sum payment of three years annual salary

NOTE 24         BUSINESS SEGMENT INFORMATION

                The Company organizes its business based principally upon products and services.

                The Company operated in three reportable segments until October 2001, when it discontinued its Co- Location services, Web design and development and data center technical management services.

                A summary of business segments for the three months ended January 31, 2002 is as follows:

                                                                              Services          General
                                                               Product           and              and
                                                                Sales           Other       Administrative    Consolidated


                Sales                                       $     127,700  $       8,037  $                0  $        135,737

                Operating income (loss)                            24,259       ( 21,292)          ( 559,960)        ( 556,993)

                Identifiable assets                               561,768              0             249,918           811,686

                Expenditures for
                  Long-term assets                                      0              0                   0                 0

NOTE 25         GOING CONCERN

                These financial statements are presented on the basis that the Company is a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The following factors raise uncertainty as to the Company's ability to continue as a going concern:

       See Accompanying Notes and Independent Accountants' Review Report.

                     IBIZ TECHNOLOGY CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JANUARY 31, 2002 AND 2001
                                   (UNAUDITED)




NOTE 25         GOING CONCERN (CONTINUED)

                  A.  Continued operating losses
                  B.  Negative working capital
                  C.  Lack of cash to purchase products to complete sales orders
                  D.  Delinquent payroll taxes
                  E.  Unpaid wages
                  F.  Decline in national economy

                Management's plans to eliminate the going concern situation include but are not limited to:

                  A. Reduction in operating overhead. The Company reduced its payroll from approximately 50 employees to 7.
                  B. Moved its office and warehouse facility. The Company anticipates that rent, utilities and property taxes will be reduced by $200,000 per year.
                  C.  Discontinued segments that were not profitable.
                  D.  Partial sale of assets held for sale.
                  E.  Arranged for new financing through convertible debentures.
                  F. Paid, some but not all, delinquent payables and unpaid wages through the issuance of common stock.
                  G.  Requested abatement of delinquent payroll tax penalties.
                  H. Purchased products to complete sales orders from funds received from the new debenture financing.

NOTE 26         EMPLOYEE STOCK OPTIONS

                On January 31, 1999, the corporation adopted the 1999 stock option plan for the purpose of providing an incentive based form of compensation to the officers, directors, key employees and service providers of the Company.

                The stock subject to the plan and issuable upon exercise of options granted under the plan are shares of the corporation's common stock, $.001 par value, which may be either unissued or treasury shares. The aggregate number of shares of common stock covered by the plan and issuable upon exercise of all options granted shall be 10,000,000 shares, which shares shall be reserved for use upon the exercise of options to be granted from time to time.

                The exercise price is the fair market value of the shares (average of bid and ask price) at the date of the grant of the options.

                Vesting terms of the options range from immediately to five years.

       See Accompanying Notes and Independent Accountants' Review Report.

                     IBIZ TECHNOLOGY CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JANUARY 31, 2002 AND 2001
                                   (UNAUDITED)


NOTE 26         EMPLOYEE STOCK OPTIONS (CONTINUED)

                The Company has elected to continue to account for stock-based compensation under APB Opinion No. 25, under which no compensation expense has been recognized for stock options granted to employees at fair market value.

                A summary of the option activity for the three months ended January 31, 2002 and 2001, pursuant to the terms of the plan is as follows:

                                                                                          Shares               Weighted
                                                                                           Under                Average
                                                                                          Option            Exercise Price

                  Options outstanding at October 31, 2001                                    3,145,000  $                 0.92
                      Granted                                                                        0                     .00
                      Exercised                                                                      0                     .00
                      Cancelled and expired                                                          0                     .00
                                                                                          ------------

                  Options outstanding at January 31, 2002                                    3,145,000                    0.92
                                                                                          ============

                1,885,000 shares are exercisable at January 31, 2002

                Information regarding stock options outstanding as of January 31, 2002 and 2001 is as follows:

                                                                                           2002                  2001
                                                                                    -----------------   ----------------------

                      Price range                                                       $0.02 - $2.00              $0.53 - $2.00
                      Weighted average exercise price                                           $0.56                     $0.92
                      Weighted average remaining contractual life                      8 years, 1 months          8 years, 5 months
                      Options exercised
                           Price range                                                            0                      $0.00
                           Shares                                                                 0                          0
                           Weighted average exercise price                                        0                      $0.00

                The weighted average fair value of options granted in the three months ended January 31, 2002 and 2001 were estimated as of the date of grant using the Black-Scholes stock option pricing model, based on the following weighted average assumptions:

                                                                                      2002                       2001
                                                                             ----------------------     ----------------------

                      Dividend yield                                                              -                          0
                      Expected volatility                                                         -                         50  %
                      Risk free interest rate                                                     -                5.13% - 6.65 %
                      Expected life                                                               -                   10 years

       See Accompanying Notes and Independent Accountants' Review Report.

                     IBIZ TECHNOLOGY CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JANUARY 31, 2002 AND 2001
                                   (UNAUDITED)


NOTE 26         EMPLOYEE STOCK OPTIONS (CONTINUED)

                For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                                                                   January 31,                January 31,
                                                                                      2002                       2001
                                                                             ----------------------     ----------------------
                Net (loss) from continuing operations
                      As reported                                            $            ( 556,993)    $            ( 820,538)

                      Pro forma                                              $            ( 588,218)    $            ( 891,273)

                (Loss) per share attributable to
                   common stock
                      As reported                                            $                ( .01)    $                ( .02)

                      Pro forma                                              $                ( .01)    $                ( .02)

                On November 21, 2001, the stockholder approved the IBIZ Technology Corp. 2001 stock option plan. The plan provides for the grant of stock options to purchase common stock to eligible directors, officers, key employees and service providers to IBIZ. The 2001 stock option plan covers an aggregate maximum of 10,000,000 shares of common stock and provides for the granting of both incentive stock options and non-qualified stock options. The exercise price may not be less than the fair market value of the common stock on the date of the grant of the option.

NOTE 27         COMMON STOCK PURCHASE WARRANTS

                As of January 31, 2002 the Company has issued the following common stock purchase warrants:


                                                             Number                                     Exercise
                                       Date                 of Shares               Term                  Price
                               --------------------    ------------------    ------------------    ------------------

                                         May 13, 1999             100,000               3 years    $             1.00
                                         May   7, 1999             80,000              10 years    $             0.75
                                         May 13, 1999             100,000              10 years    $             1.00
                                         November  9, 1999        100,000               4 years    $              .94
                                         December 14, 1999         75,000               3 years    $             1.66
                                         December 28, 1999        200,000               4 years    $              .94
                                         January 10, 2000         281,250               5 years    $              .99
                                         March 27, 2000           615,000               5 years    $        1.45 - 2.05
                                         May 17, 2000             125,000               5 years    $        1.04 - 5.00
                                         August 30, 2000           34,125               5 years    $             .937


       See Accompanying Notes and Independent Accountants' Review Report.

                     IBIZ TECHNOLOGY CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JANUARY 31, 2002 AND 2001
                                   (UNAUDITED)


NOTE 27         COMMON STOCK PURCHASE WARRANTS (CONTINUED)

                                                             Number                                     Exercise
                                       Date                 of Shares               Term                  Price
                               --------------------    ------------------    ------------------    ------------------

                                         August 30, 2000          250,000               3 years    $              .50
                                         August 30, 2000          250,000               3 years    $              .75
                                         August 30, 2000           36,364               3 years    $             1.00
                                         September   3, 2000      109,000               3 years    $             1.00
                                         September 27, 2000       278,750               3 years    $              .90
                                         October 31, 2000         500,000               2 years    $            .4755
                                         December 20, 2000        400,000               5 years    $            .2275
                                         December 20, 2000        150,000               5 years    $            .2275
                                         April 26, 2001         1,500,000               5 years    $            .1225
                                         June 22, 2001          1,500,000               5 years    $             .042
                                         June 27, 2001          1,500,000               5 years    $             .048
                                         August 21, 2001          525,000               5 years    $             .039
                                         October 9, 2001          350,000               5 years    $            .0256
                                         January 15, 2002         166,666               5 years    $            .0097
                                         January 15, 2002         500,000               5 years    $            .0097
                                         January 30, 2002       5,000,000               5 years    $              FMV
                                                         ----------------

                                                               14,726,155
                                                         ================

                14,726,155 shares are exercisable at January 31, 2002.

NOTE 28         LEGAL PROCEEDINGS

                Invnsys had six lawsuits filed against it for unpaid accounts payable and wages. Three of the lawsuits totaling $73,000 were settled with an agreement to issue stock to the debtor or to make payments on the debt.

                One of the lawsuits for unpaid wages was settled. Two lawsuits for unpaid wages and breach of contract totaling $12,250 are being negotiated for final settlements.

                The $12,250 on the lawsuits is included in accounts payable and accrued liabilities.

NOTE 29         ECONOMIC DEPENDENCY

                For the three months ended January 31, 2002, IBIZ, Inc. had sales of approximately 24% of its PDA's to one customer.



       See Accompanying Notes and Independent Accountants' Review Report.

                     IBIZ TECHNOLOGY CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JANUARY 31, 2002 AND 2001
                                   (UNAUDITED)


NOTE 30         SECURITIES AND EXCHANGE PROCEEDING

                On February 28, 2001, the Securities and Exchange Commission commenced an administrative proceeding against the Company. The Company has negotiated and submitted a settlement offer, which has been formally approved by the Commission. Pursuant to this settlement agreement, an administrative order has been issued which orders the Company to cease and desist from committing or causing any future violations of Section 10(b) of the Securities and Exchange Act of 1934 and Rule 10b-5 thereunder. No other relief against the Company is being sought.

NOTE 31         UNPAID OFFICERS' SALARIES

                On December 20, 2001, the Board of Directors authorized the issuance of convertible debentures to the officers of the Company as consideration for their unpaid wages. As of the date of this report, the debentures have not been issued.

NOTE 32         PREFERRED STOCK

                On December 20, 2001, the Board of Directors authorized the issuance of 3,500,000 shares of preferred stock to three officers and one director in lieu of their annual bonus and retention incentives. The preferred stock will have a 10:1 conversion rate from common stock to preferred stock and will have a "super" voting right of 100:1. As of the date of this report the preferred stock had not been issued.

NOTE 33         CONVERTIBLE LOCK AGREEMENT

                In January 2002, the debenture holders agreed that they would not convert any debentures for 60 days and further that they would not convert any debentures for six months unless the market price of the stock exceeds $0.02.

NOTE 34         OFF-BALANCE SHEET RISK

                The Company has $149,975 deposited in one banking institution. Only $100,000 of the balance is insured by the Federal Deposit Insurance Corporation.

NOTE 35         UNAUDITED FINANCIAL INFORMATION

                The accompanying financial information as of January 31, 2002 is unaudited. In managements opinion, such information includes all normal recurring entries necessary to make the financial information not misleading.





       See Accompanying Notes and Independent Accountants' Review Report.

                     IBIZ TECHNOLOGY CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JANUARY 31, 2002 AND 2001
                                   (UNAUDITED)


NOTE 36         CONTINGENCIES

                Real Estate at 1919 W. Lone Cactus Drive, Phoenix, Arizona

                The Company has pledged all of its assets, except inventory, to guarantee the mortgage of $925,448 on the premises it previously occupied at 1919 W. Lone Cactus Drive, Phoenix, Arizona.

                Contract Termination Fees on Co-Location Operations

                The connectivity providers for the discontinued Co-Location operations charged a $130,000 termination fee. The Company does not believe this fee is payable as the Co-Location operations were transferred to Arizona Internet L.L.C. without any termination activity by the provider.


       See Accompanying Notes and Independent Accountants' Review Report.

                          INDEPENDENT AUDITORS' REPORT




To The Board of Directors and Stockholders
IBIZ Technology Corp. and Subsidiary


We have audited the accompanying consolidated balance sheets of IBIZ Technology Corp. and Subsidiary as of October 31, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IBIZ Technology Corp. and Subsidiary as of October 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 25 to the financial statements, the Company has incurred significant operating losses, has negative working capital, lacks sufficient operating cash to purchase products to fill sales orders, is delinquent in the payment of payroll taxes and is delinquent in payment of some wages. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters also are described in Note 25. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.




MOFFITT & COMPANY, P.C.
SCOTTSDALE, ARIZONA


February 8, 2002

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                            OCTOBER 31, 2001 AND 2000




                                                              ASSETS


                                                                                      2001                  2000
                                                                                -----------------    ------------------

CURRENT ASSETS
       Cash and cash equivalents                                                $           6,981    $          631,375
       Accounts receivable                                                                 93,747               432,113
       Inventories                                                                        166,742               439,582
       Prepaid expenses                                                                    54,127               104,874
       Net assets held for sale                                                           438,871                     0
                                                                                -----------------    ------------------



              TOTAL CURRENT ASSETS                                                        760,468             1,607,944
                                                                                -----------------    ------------------






PROPERTY AND EQUIPMENT, NET OF
   ACCUMULATED DEPRECIATION                                                               147,378             1,948,715
                                                                                -----------------    ------------------





OTHER ASSETS
       Notes receivable, officers                                                               0               391,332
       Customer list, net of accumulated amortization                                           0                 7,932
       Deposits                                                                            16,012                60,959
                                                                                -----------------    ------------------

              TOTAL OTHER ASSETS                                                           16,012               460,223
                                                                                -----------------    ------------------




              TOTAL ASSETS                                                      $         923,858    $        4,016,882
                                                                                =================    ==================


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


                                                                                      2001                  2000
                                                                                -----------------    ------------------

CURRENT LIABILITIES
       Accounts payable, trade                                                  $         797,585    $          973,894
       Notes payable, trade                                                                57,500                     0
       Accrued liabilities                                                                727,050               198,019
       Sales and payroll taxes payable                                                    121,483                89,023
       Corporation income taxes payable                                                    19,028                19,028
       Deferred income                                                                      4,495                85,798
       Convertible debentures payable, current portion                                  2,305,929                     0
       Note payable, factor                                                                70,734                     0
       Notes payable, other, current portion                                                5,721                 5,335
                                                                                -----------------    ------------------

              TOTAL CURRENT LIABILITIES                                                 4,109,525             1,371,097
                                                                                -----------------    ------------------

LONG - TERM LIABILITIES
       Convertible debentures payable                                                     750,000             1,750,000
       Notes payable, other                                                                 8,811                14,479
                                                                                -----------------    ------------------

              TOTAL LONG - TERM LIABILITIES                                               758,811             1,764,479
                                                                                -----------------    ------------------

STOCKHOLDERS' EQUITY( DEFICIT)
       Common stock
          Authorized - 100,000,000 shares, par
            value $.001 per share
          Issued and outstanding
             October 31, 2001 - 99,862,248 shares                                          99,862                     0
             October 31, 2000 - 37,812,425 shares                                               0                37,813
       Additional paid in capital                                                       9,801,345             7,940,384
       Accumulated deficit                                                           ( 13,845,685)          ( 7,096,891)
                                                                                -----------------   -------------------

              TOTAL STOCKHOLDERS' EQUITY
                 (DEFICIT)                                                            ( 3,944,478)              881,306
                                                                                -----------------   -------------------

              TOTAL LIABILITIES AND
                 STOCKHOLDERS' EQUITY (DEFICIT)                                 $         923,858   $         4,016,882
                                                                                =================   ===================

            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE YEARS ENDED OCTOBER 31, 2001 AND 2000




                                                                                      2001                  2000
                                                                                -----------------    ------------------

SALES                                                                           $       1,966,665    $        3,992,349

COST OF SALES                                                                           1,424,756             3,563,543
                                                                                -----------------    ------------------

       GROSS PROFIT                                                                       541,909               428,806

SELLING, GENERAL AND ADMINISTRATIVE
   EXPENSES                                                                             3,891,469             3,638,731
                                                                                -----------------    ------------------

OPERATING (LOSS)                                                                      ( 3,349,560)          ( 3,209,925)
                                                                                -----------------    ------------------

OTHER INCOME (EXPENSE)
       Cancellation of debt                                                               223,369                39,950
       Interest income                                                                     28,651                37,178
       Interest expense                                                                 ( 226,863)            ( 101,563)
       Interest expense - convertible debentures-beneficial
        conversion feature                                                            ( 1,336,793)          ( 1,860,454)
       Other income                                                                        20,528                     0
                                                                                -----------------    ------------------

        TOTAL OTHER INCOME (EXPENSE)                                                  ( 1,291,108)          ( 1,884,889)
                                                                                -----------------    ------------------

(LOSS) FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES                                                                ( 4,640,668)          ( 5,094,814)

INCOME TAXES                                                                                   50                    50
                                                                                -----------------    ------------------

(LOSS) FROM CONTINUING OPERATIONS                                                     ( 4,640,718)          ( 5,094,864)
                                                                                -------------------  --------------------

DISCONTINUED OPERATIONS
       (Loss) from operations of discontinued business segments                         ( 706,704)            ( 360,864)
       Write-down of net assets held for sale                                         ( 1,401,372)                    0
                                                                                -----------------    ------------------

(LOSS) FROM DISCONTINUED OPERATIONS                                                   ( 2,108,076)            ( 360,864)
                                                                                -------------------  ------------------

NET (LOSS)                                                                      $     ( 6,748,794)   $      ( 5,455,728)
                                                                                ===================  ===================



            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
                  FOR THE YEARS ENDED OCTOBER 31, 2001 AND 2000




                                                                                      2001                  2000
                                                                                -----------------    ------------------

NET (LOSS) PER COMMON SHARE

       Basic and Diluted:

        Continuing operations                                                   $          ( 0.08)   $           ( 0.17)

        Discontinued operations                                                 $          ( 0.04)   $           ( 0.01)
                                                                                -----------------    ------------------

           NET (LOSS)                                                           $          ( 0.12)   $           ( 0.18)
                                                                                =================    ==================

WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING

       Basic and diluted                                                                55,660,810            30,425,004
                                                                                ==================   ===================



            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                  FOR THE YEARS ENDED OCTOBER 31, 2001 AND 2000




                                                              Common Stock
                                                          Shares         Amount
BALANCE, NOVEMBER 1, 1999 ..........................    26,370,418 $      26,370

CONVERSION OF DEBENTURES FOR
   COMMON STOCK ....................................     5,318,062         5,319

ISSUANCE OF COMMON STOCK FOR:
       CASH ........................................     3,613,918         3,614
       ADVANCES ON STOCK SUBSCRIPTIONS .............       100,000           100
       CASH FROM WARRANTS ..........................       520,000           520
       CASH FROM STOCK OPTIONS .....................        90,000            90
       ACCOUNTS PAYABLE ............................       100,000           100
       SERVICES ....................................     1,242,653         1,243
       PAYROLL BONUSES .............................        50,000            50
       FEES AND COSTS FOR ISSUANCE OF STOCK ........       407,374           407

FEES AND COSTS PAID FOR ISSUANCE OF COMMON
   STOCK ...........................................             0             0

INTEREST EXPENSE - CONVERTIBLE DEBENTURES -
   BENEFICIAL CONVERSION FEATURE ...................             0             0

NET (LOSS) FOR THE YEAR ENDED OCTOBER 31, 2000 .....             0             0
                                                        ----------    ----------

BALANCE, OCTOBER 31, 2000 ..........................    37,812,425        37,813



CONVERSION OF DEBENTURES FOR COMMON STOCK ..........    62,049,823        62,049

FEES AND COSTS FOR ISSUANCE OF COMMON STOCK ........             0             0

INTEREST EXPENSE - CONVERTIBLE
   DEBENTURES - BENEFICIAL CONVERSION FEATURE ......             0             0

NET (LOSS) FOR THE YEAR ENDED OCTOBER 31, 2001 .....             0             0
                                                        ----------    ----------

BALANCE, OCTOBER 31, 2001 ..........................    99,862,248 $      99,862
                                                        ==========    ==========




            See Accompanying Notes and Independent Auditors' Report.

                          Additional               Advances
                            Paid in                on Stock                Accumulated
                            Capital              Subscriptions               Deficit               Total

                      $        1,106,266    $               75,000     $        ( 1,641,163) $       ( 433,527)


                               2,529,575                         0                     0             2,534,894


                               1,474,688                         0                     0             1,478,302
                                  74,900                  ( 75,000)                    0                     0
                                 389,480                         0                     0               390,000
                                  67,410                         0                     0                67,500
                                  49,900                         0                     0                50,000
                                 951,415                         0                     0               952,658
                                  50,450                         0                     0                50,500
                                 483,147                         0                     0               483,554


                             ( 1,097,301)                        0                     0           ( 1,097,301)


                               1,860,454                         0                     0             1,860,454

                                       0                                     ( 5,455,728)          ( 5,455,728)
                      ------------------    ----------------------     --------------------  -------------------

                               7,940,384                         0           ( 7,096,891)              881,306



                                 918,637                         0                     0               980,686

                               ( 394,468)                        0                     0             ( 394,468)


                               1,336,792                         0                     0             1,336,792

                                       0                         0           ( 6,748,794)          ( 6,748,794)
                      ------------------    ----------------------     --------------------  -------------------

                      $        9,801,345    $                    0     $    ( 13,845,685)    $     ( 3,944,478)
                      ==================    ======================     ===================== ===================




            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED OCTOBER 31, 2001 AND 2000



                                                                    2001            2000
                                                               -------------   ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
       Net (loss) ...........................................  $( 4,640,718)   $(5,094,864)
       Adjustments to reconcile net (loss) to
         net cash (used) by operating activities of
         continuing operations:
           Loss from discontinued operations ................    (2,108,076)      (360,864)
           Write-down of net assets held for sale ...........     1,401,372              0
           Depreciation .....................................       246,019         35,667
           Amortization .....................................        53,460         37,690
           Loss on disposition of property and equipment ....             0         21,081
         Interest expense - convertible debentures-beneficial
             conversion feature .............................     1,336,793      1,860,454
           Common stock issued for expenses .................             0      1,003,158
           Allowance for uncollectible accounts .............       453,693         97,500
       Changes in operating assets and liabilities:
           Accounts receivable ..............................       257,832       (317,313)
           Inventories ......................................       272,840       (171,495)
           Prepaid expenses .................................        50,747        (65,890)
           Deposits .........................................        44,947        (44,200)
           Accounts and notes payable .......................      (118,809)       260,929
           Accrued liabilities and taxes ....................       561,491         50,019
           Customer deposits ................................             0       (115,408)
           Deferred income ..................................        81,303         30,836
                                                               -------------   ------------

              NET CASH (USED) IN OPERATING
                 ACTIVITIES .................................    (2,107,106)    (2,772,700)
                                                               -------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
       Purchases of property and equipment ..................      (165,736)    (1,918,232)
       Purchase of intangible assets ........................             0        (11,900)
                                                               -------------   ------------

              NET CASH (USED) IN INVESTING
                ACTIVITIES ..................................      (165,736)    (1,930,132)
                                                               -------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
       Net proceeds from issuance of common stock ...........             0      1,355,319
       Net proceeds from issuance of convertible
          debentures payable ................................     1,954,328      4,055,424
       Proceed from note payable, factor ....................        70,734              0
       Repayment of notes payable ...........................        (5,282)       (67,357)
       Changes in notes receivable, officer .................      (371,332)       (34,522)
                                                               -------------   ------------

            NET CASH PROVIDED BY FINANCING
                ACTIVITIES ..................................   $ 1,648,448    $ 5,308,864
                                                               -------------   ------------

            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                  FOR THE YEARS ENDED OCTOBER 31, 2001 AND 2000



                                                                                      2001                  2000
                                                                                -----------------    ------------------


NET INCREASE IN CASH AND CASH
   EQUIVALENTS                                                                   $      ( 624,394)   $          606,032

CASH AND CASH EQUIVALENTS, AT
   BEGINNING OF YEAR                                                                      631,375                25,343
                                                                                -----------------    ------------------

CASH AND CASH EQUIVALENTS, AT
   END OF YEAR                                                                  $           6,981    $          631,375
                                                                                =================    ==================




SUPPLEMENTAL DISCLOSURE OF CASH
   FLOW INFORMATION

       Cash paid during year for:

          Interest                                                              $           1,202    $           83,801
                                                                                =================    ==================

          Taxes                                                                 $              50    $               50
                                                                                =================    ==================

NON-CASH INVESTING AND FINANCING
   ACTIVITIES

       Issuance of common stock for convertible debentures                      $         980,686    $        2,333,859
                                                                                =================    ==================

       Issuance of common stock for fees, services and
         expenses                                                               $               0    $        1,486,312
                                                                                =================    ==================

       Issuance of common stock for advances on stock
         subscriptions                                                          $               0    $           75,000
                                                                                =================    ==================

       Issuance of common stock for accounts payable                            $               0    $           50,000
                                                                                =================    ==================

       Interest expense - convertible debentures-beneficial
          conversion feature                                                    $       1,336,793    $        1,860,454
                                                                                =================    ==================


            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            OCTOBER 31, 2001 AND 2000



NOTE 1          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                Nature of Business

                IBIZ Technology Corp. (hereinafter referred to as the Company) was organized on April 6, 1994, under the laws of the State of Florida. The Company operates as a holding company for subsidiary acquisitions.

                Invnsys Technology Corporation (hereinafter referred to as Invnsys) designs, manufactures (through subcontractors), and distributes a line of accessories for the PDA and handheld computer market which are distributed through large retail chain stores and e-commerce sites. Invnsys provided Web- enabling services which included Co-Location services, Web design and development, and data center technical management services. These segments of the Company's operations were discontinued on October 31, 2001.

                Invnsys also markets LCD monitors, OEM notebook computers, third party software, and general purpose financial application keyboards.

                Principles of Consolidation

                The consolidated financial statements include the accounts of IBIZ Technology Corp. and its wholly owned subsidiary, Invnsys Technology Corporation.

                All material inter-company accounts and transactions have been eliminated.

                Cash and Cash Equivalents

                For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                Inventories

                Inventories are stated at the lower of cost (determined principally by average cost) or market.

                Property and Equipment

                Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacement, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.


            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2001 AND 2000



NOTE 1          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                Property and Equipment (Continued)

                Invnsys depreciates its property and equipment for financial reporting purposes using the straight-line method based upon the following useful lives of the assets:

                           Tooling                                                         3 Years
                           Machinery and equipment                                        10 Years
                           Office furniture and equipment                                  5-10 Years
                           Vehicles                                                        5 Years
                           Computer software                                               5 Years

                Accounting for Convertible Debt Securities

                The Company has issued convertible debt securities with a non-detachable conversion feature that was "in the money" at the date of issue. The Company accounts for such securities in accordance with Emerging Issues Task Force Topic D-60. The Company has recorded the fair value of the beneficial conversion feature as interest expense and an increase to Additional Paid in Capital.

                Accounting Estimates

                Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

                Revenue Recognition

                Invnsys recognizes its revenue as follows:

                        Product sales - When the goods are shipped and title passes to the customer.

                        Maintenance agreements - Income from maintenance agreements is being recognized on a straight-line basis over the life of the service contracts. The unearned portion is recorded as deferred income.

                        Service income - When services are performed.

                        Internet sales (DSL and Co-Location) - When services are performed and completed.





            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2001 AND 2000



NOTE 1          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                Prepaid Expenses

                The Company's prepaid expenses are being amortized over a one year period.

                Long-Lived Assets

                Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long- Lived Assets and for Long-Lived Assets to be Disposed Of," requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses the recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value. The Company wrote-off $1,401,372 of assets from discontinued operations in the year ended October 31, 2001.

                Income Taxes

                Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No.109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

                Shipping and Handling Costs

                The Company's policy is to classify shipping and handling costs as part of cost of good sold in the statement of income.

                Net (Loss) Per Share

                The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted
                (loss) per share. Basic (loss) per share is computed by dividing net (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. In accordance with FASB 128, any anti-dilutive effects on net
                (loss) per share are excluded.


            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2001 AND 2000



NOTE 1          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                Risks and Uncertainties

                The Company is in the computer and computer technology industry. The Company's products are subject to rapid obsolescence and management must authorize funds for research and development costs in order to stay competitive.

                Common Stock Issued for Non-Cash Transactions

                It is IBIZ's policy to value stock issued for non-cash transactions at the stock closing price at the date the transaction is finalized.

NOTE 2          DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

                The Company has financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at October 31, 2001 and 2000, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgement is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

NOTE 3          ACCOUNTS RECEIVABLE

                A summary of accounts receivable and allowance for doubtful accounts is as follows:

                                                                                      2001                  2000
                                                                                -----------------    ------------------

                      Accounts receivable                                       $         143,747    $          457,113

                      Allowance for doubtful accounts                                      50,000                25,000
                                                                                -----------------    ------------------

                             Net accounts receivable                            $          93,747    $          432,113
                                                                                =================    ==================

                      Allowance for doubtful accounts

                             Balance, at beginning of year                      $          25,000    $            2,500

                             Additions for the year                                        80,534                97,500

                       Write-off of uncollectible accounts
                                for the year                                             ( 55,534)             ( 75,000)
                                                                                -----------------    ------------------

                             Balance, at end of year                            $          50,000    $           25,000
                                                                                =================    ==================

            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2001 AND 2000



NOTE 4          INVENTORIES

                The inventories are comprised of the following:

                                                                                      2001                  2000
                                                                                -----------------    ------------------

                      Finished products                                         $         161,742    $          391,479
                      Demonstration and loaner units                                            0                 4,070
                      Office                                                                5,000                44,033
                                                                                -----------------    ------------------

                                                                                $         166,742    $          439,582
                                                                                =================    ==================

NOTE 5          PROPERTY AND EQUIPMENT

                Property and equipment and accumulated depreciation consists of:

                                                                                      2001                  2000
                                                                                -----------------    ------------------

                      Co-Location equipment
                         Computer equipment                                     $               0    $          566,761
                         Rack system                                                            0               297,317
                         Cabling and leasehold improvements                                     0               855,401
                      Tooling                                                              68,100                68,100
                      Machinery and equipment                                              41,821                49,404
                      Office furniture and equipment                                       81,027               123,308
                      Vehicles                                                             39,141                39,141
                      Leasehold improvements                                                    0                23,179
                      Software                                                             90,159                96,858
                                                                                -----------------    ------------------

                                                                                          320,248             2,119,469
                      Less accumulated depreciation                                       172,870               170,754
                                                                                -----------------    ------------------

                      Total property and equipment                              $         147,378    $        1,948,715
                                                                                =================    ==================

                Depreciation expense for the years ended October 31, 2001 and 2000 was $ 246,019 and $35,667, respectively.

NOTE 6          NET ASSETS HELD FOR SALE

                As stated in Note 1, the Company discontinued its Co-Location computer data and server operations. In January 2002, the Company sold a majority of its Co-Location assets to Arizona Internet LLC for $188,953. The following is a summary of the assets held for sale at October 31, 2001:

                      Sold to Arizona Internet LLC                                                   $          188,953

                      Other property and equipment held for sale                                                249,918
                                                                                                     ------------------

                                                                                                     $          438,871
                                                                                                     ==================

            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2001 AND 2000



NOTE 6          NET ASSETS HELD FOR SALE (CONTINUED)

                The Co-Location operations are included in Discontinued Operations for the years ended October 31, 2001 and 2000. At October 31, 2001, the Company applied the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," to net assets held for sale. SFAS No. 121 requires assets held for sale be valued on an asset-by- asset basis at the lower of carrying amount or fair value less costs to sell. In applying those provisions, Invnsys management considered recent appraisals, valuations, offers and bids, and its estimate of future cash flows related to those business assets. As a result, Invnsys recorded a loss of $1,401,372. This amount is shown in write-down of net assets held for sale in the accompanying statement of operations for the year ended October 31, 2001.

                In accordance with provisions of SFAS No. 121, the assets included in net assets held for sale will not be depreciated commencing November 1, 2001.

NOTE 7          NOTES RECEIVABLE, OFFICERS

                                                                                      2001                  2000
                                                                                -----------------    ------------------

                IBIZ Technology Corp.                                           $               0    $           12,079
                                                                                -----------------    ------------------

                      Notes due from two corporation officers. The notes were unsecured, accrued interest at 6% and are due on January
                      7, 2002.

                Invnsys Technology Corporation

                      A note due from the president of the Company, which is payable on demand and accrues interest at 6%. The note was secured by 2,000,000 shares of the IBIZ's stock but during the year, the president removed the collateral and secured other corporation obligations with the 2,000,000 shares.
                      In addition, the officer retracted his transfer of a 35% interest in the building lease as payment on the note, as reported on previous forms 10QSB. Management believes the note is uncollectible since IBIZ no longer has collateral for the note. The Company elected to write-off the loan as uncollectible by establishing an allowance for doubtful collec- tions for the total amount due on the note.

                           Total amount of note                                           373,159               379,253

                           Less allowance for doubtful collection                       ( 373,159)                    0
                                                                                -----------------     -----------------

                           Net note                                                             0               391,332
                                                                                -----------------    ------------------

                                                                                $               0    $          391,332
                                                                                =================    ==================

            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2001 AND 2000



NOTE 8          CUSTOMER LIST

                The customer list and accumulated amortization consists of:

                                                                                      2001                  2000
                                                                                -----------------    ------------------

                      Cost                                                      $               0    $           11,900

                      Less accumulated amortization                                             0               ( 3,968)
                                                                                -----------------    ------------------

                      Net customer list                                         $               0    $            7,932
                                                                                =================    ==================

                The amortization expense for the year ended October 31, 2001 and 2000 was $7,932 and $3,968, respectively.

NOTE 9          TRADE NOTE PAYABLE TO GAMMAGE AND BURNHAM

                In July 2001, the Company issued a note to Gammage and Burnham, PLC for the payment of $80,000 of legal fees previously recorded in accounts payable. The note is secured by accounts receivable but the security is waived in favor of the note payable to Platinum Funding Corporation provided Gammage and Burnham PLC receives $2,500 each time that Invnsys draws against its factoring line.

NOTE 10         ACCRUED LIABILITIES

                Accrued liabilities consist of the following:
                                                                                      2001                  2000
                                                                                -----------------    ------------------

                      Interest                                                  $         201,987    $           25,790
                      Officers' bonuses                                                   104,552                     0
                      Bonuses, other                                                       41,140                     0
                      Wages                                                               231,806                98,283
                      Severance wages                                                      75,000                     0
                      Vacation pay                                                         41,238                33,713
                      Other                                                                31,327                40,233
                                                                                -----------------    ------------------
                                                                                $         727,050    $          198,019
                                                                                =================    ==================

NOTE 11         INCOME TAXES
                                                                                      2001                  2000
                                                                                -----------------    ------------------

                (Loss) from continuing operations
                  before income taxes                                           $    ( 4,640,718)    $      ( 5,094,864)
                                                                                -----------------    ------------------

                The provision for income taxes is estimated as follows:
                      Currently payable                                         $              50    $               50
                                                                                -----------------    ------------------
                      Deferred                                                  $               0    $                0
                                                                                -----------------    ------------------

            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2001 AND 2000



NOTE 11         INCOME TAXES (CONTINUED)

                                                                                      2001                  2000
                                                                                -----------------    ------------------

                Significant components of the Company's deferred tax assets and liabilities are as follows at October 31:

                      Deferred tax assets:
                         Net operating loss carryforwards                       $       2,241,000    $        1,096,190
                         Accrued expenses and miscellaneous                               134,700                23,651
                         Tax credit carryforward                                           38,424                38,424
                                                                                -----------------    ------------------
                                                                                        2,414,124             1,158,265
                             Less valuation allowance                                   2,414,124             1,158,265
                                                                                -----------------    ------------------

                      Net deferred tax asset                                    $               0    $                0
                                                                                =================    ==================

                A  reconciliation of the valuation allowance is as follows:

                Balance, at beginning of year                                   $       1,158,265    $          356,638
                Addition to allowance for the years
                   ended October 31, 2001 and 2000                                      1,255,859               801,627
                                                                                -----------------    ------------------

                Balance, at end of year                                         $       2,414,124    $        1,158,265
                                                                                =================    ==================

NOTE 12         TAX CARRYFORWARDS

                The Company has the following tax carryforwards at October 31, 2001:

                                        Expiration
Year                    Amount              Date

Net operating loss
October 31, 1995 .   $    2,500   October 31, 2010
October 31, 1997 .      253,686   October 31, 2012
October 31, 1998 .       71,681   October 31, 2013
October 31, 1999 .      842,906   October 31, 2019
October 31, 2000 .    3,574,086   October 31, 2020
October 31, 2001 .    5,051,232   October 31, 2021
                                  ----------------

                     $9,796,091
                     ==========
Capital loss
October 31, 1997         25,600   October 31, 2002


            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2001 AND 2000



NOTE 12         TAX CARRYFORWARDS (CONTINUED)

                                     Expiration
        Year            Amount          Date

Contribution
   October 31, 1997    $   545   October 31, 2002
   October 31, 1999      2,081   October 31, 2004
   October 31, 2000      3,008   October 31, 2005
   October 31, 2001      1,000   October 31, 2006

Research tax credits    38,424

NOTE 13         CONVERTIBLE DEBENTURES

                                                                                             2001                  2000
                                                                                      ------------------    ------------------

                Lites Trading Company - $1,600,000  Debenture                         $          750,000     $       750,000
                ---------------------------------------------

                On March 27, 2000, the Company issued $1,600,000 of 7% convertible debentures under the following terms and conditions:

                  1.  Due date - March 27, 2005.
                  2. Interest only on May 1 and December 1 of each year commencing May 1, 2000.
                  3.  Default interest rate - 18%.
                  4. Warrants to purchase 375,000 shares of common stock at $1.45 per share.
                  5. Conversion terms - The debenture holder shall have the right to convert all or a portion of the outstanding principal amount of this debenture plus any accrued interest into such number of shares of common stock as shall equal the quotient obtained by dividing the principal amount of this debenture by the applicable conversion price.
                  6.  Conversion price - Lesser of (i) $1.45 (fixed price) or
                      (ii) the product obtained by multiplying the average closing price by .80.
                  7. Average closing price - The debenture holder shall have the election to choose any three trading days out of twenty trading days immediately preceding the date on which the holder gives the Company a written notice of the holder's election to convert outstanding principal of this debenture.
                  8. Redemption by Company - If there is a change in control of the Company, the holder of the debenture

            See Accompanying Notes and Independent Auditors' Report.

                                       16

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2001 AND 2000



NOTE 13         CONVERTIBLE DEBENTURES (CONTINUED)
                                                                                             2001                  2000
                                                                                      ------------------    ------------------

                      can request that the debenture be redeemed at a price equal to 125% of the aggregate principal and accrued interest outstanding under this debenture.
                  9.  The debentures are unsecured.
                  10. Any further issuance of common stock or debentures
                      must be approved by debenture holders.
                  11. Debenture holders have a eighteen month right of first refusal on future disposition of stock by the Company.
                  12. Restriction on payment of dividends, retirement of
                      stock or issuance of new securities.

                $5,000,000 Convertible Debenture                                      $       1,891,456      $      1,000,000
                --------------------------------

                On October 31, 2001, the Company issued 8% convertible debentures as follows:

                  1.  Due date - October 30, 2002.
                  2.  Interest payable quarterly from January 1, 2001.
                  3.  Default interest rate - 20%.
                  4. On the first $ 1,000,000 of financing, the Company issued warrants to purchase 500,000 shares of stock at $
                      0.48 per share. The Company reserved an additional
                      1,240,000 shares for future borrowing on this debenture line.
                  5.  Put note purchase price - $4,000,000.
                  6.  Fees and costs - 7% - 10% of cash received for
                      debentures and warrants plus legal fees.
                  7.  The Company must reserve a number of common
                      shares equal to not less then 200% of the amount of common shares necessary to allow the debenture and warrant holder to be able to convert all such outstanding notes and put notes to common stock.
                  8. Conversion price for put notes. The initial 50% of the put notes shall be the lesser of: (i) 80% of the average of the three lowest closing bid prices for the stock for twenty two days or (ii) 80% of the average of the five lowest closing bid prices for the stock for sixty days.
                      The conver- sion price of the balance of the put notes shall be 86% of the average of the three lowest closing bid prices for ten days.
                  9. The debentures have penalty clauses if the common stock is not issued when required by the debenture holder.

            See Accompanying Notes and Independent Auditors' Report.

                                       17

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2001 AND 2000



NOTE 13         CONVERTIBLE DEBENTURES (CONTINUED)
                                                                                             2001                  2000
                                                                                      ------------------    ------------------

                  10. The debentures are unsecured.
                  11. The Company's right to exercise the put commences
                      on the actual effective date of the SEC Registration
                      Statement and expires three years after the effective date.
                  12. Right of first refusal - The debenture holders have the right to purchase a proportionate amount of new issued shares in order to maintain their ownership interest percentage.

                Laurus Master Fund, Ltd.                                              $        414,473
                ------------------------

                In April and July 2001, the Company issued $500,000 and $150,000 of 8% convertible debentures under the following terms and conditions:

                1.    Due dates - April 2002 and July 2002.
                2. Interest on September 30, 2001 and quarterly thereafter.
                3.    Default interest rate - 20%.
                4. On the first financing, the Company issued warrants to purchase 1,500,000 shares of common stock at the lesser of $.1225 per share or an amount equal to the average of the three lowest closing prices for a ten day trading period. The Company may redeem the warrants for $.666 per share. On the second financing, the Company issued warrants to purchase
                      1,500,000 shares of common stock at the lesser of $.048 or an amount equal to 105% of the average of the three lowest closing bid prices for the common stock for the ten trading days prior to but not including the date the warrants are exercised.
                5. Conversion terms - The debenture holder shall have the right to convert all or a portion of the outstanding principal amount of this debenture plus any accrued interest into such number of shares of common stock as shall equal the quotient obtained by dividing the principal amount of this debenture by the applicable conversion price.
                6. Conversion price - Lower of eighty percent of the average of the three lowest closing bid prices for a specified three day or twenty-two day period.

            See Accompanying Notes and Independent Auditors' Report.

                                       18

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2001 AND 2000



NOTE 13         CONVERTIBLE DEBENTURES (CONTINUED)
                                                                                             2001                  2000
                                                                                      ------------------    ------------------

                7.    Prepayment - The debenture may not be paid prior to
                      the maturity date without the consent of the holder.
                                                                                      ------------------    ------------------

                      Total debentures                                                $        3,055,929    $       1,750,000

                      Less current portion                                                     2,305,929                    0
                                                                                      ------------------    ------------------

                      Long-term portion                                               $          750,000    $       1,750,000
                                                                                      ==================    =================

NOTE 14         NOTE PAYABLE, FACTOR

                On October 9, 2001, the Company entered into a two year factoring agreement with Platinum Funding Corporation. The terms of the agreement provide that Platinum Funding Corporation may purchase Invnsys' accounts receivable, without recourse, by advancing 70% of the sales invoice to Invnsys. The interest charged on the loan is based upon the period of time an invoice is unpaid and ranges from 3% to 15%.

NOTE 15         NOTE PAYABLE, OTHER

                                                                                             2001                  2000
                                                                                      ------------------    ------------------
                Note payable to Community First National Bank due in monthly payments of principal and interest of $545 with interest at 7 percent until March 7, 2004. The note is secured by an
                automobile which costs $36,000 and
                has a book value of $2,400.                                           $          14,532     $           19,814

                Less:  current portion                                                            5,721                  5,335
                                                                                      ------------------    ------------------

                Net long-term debt                                                    $           8,811     $           14,479
                                                                                      ==================    ==================

                Maturities of long-term debt are as follows:

                Year ended October 31

                               2001                                                   $               0    $            5,476
                               2002                                                               5,721                 5,721
                               2003                                                               6,135                 6,135
                               2004                                                               2,676                 2,482
                                                                                      ------------------    ------------------

                                                                                      $          14,532    $           19,814
                                                                                      ==================    ==================


            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2001 AND 2000



NOTE 16         DISCONTINUED OPERATIONS

                APB 30 requires that an entity restate prior year financial statements to disclose the results of subsequent discontinued operations. The network integration services, digital subscriber line high speed internet connection services, and Co-Location computer data and server facility were discontinued on October 31, 2001. The October 31, 2000 statements of operations and cash flows were restated to segregate the (loss) from discontinued operations from continued operations.

                The following information is presented for the discontinued operations:

                  A.  Segments discontinued - as indicated above
                  B.  Discontinued date - October 31, 2001
                  C. Manner of disposal - write-down of assets to fair market value and sale of segments D. Remaining assets - asset held for sale of $438,871 after write-down of assets E. Income or loss on October 31, 2001 - none F. Partial proceeds from disposal of assets - $188,953.

NOTE 17         COMPUTATION OF EARNINGS PER SHARE

                                                                                                                 Restated
                                                                                             2001                  2000
                                                                                      ------------------    ------------------
                From continuing operations

                  Net (loss) from continuing operations                               $      ( 4,640,718)   $     ( 5,094,864)
                                                                                      ------------------    ------------------
                  Weighted average number of common shares
                  outstanding                                                                  55,660,810          30,425,004

                  (Loss) per share                                                    $            ( 0.08)  $          ( 0.17)

                From discontinued operations

                  Net (loss) from continuing operations                               $       ( 2,108,076)  $       ( 360,864)
                                                                                      ------------------    ------------------
                  Weighted average number of common shares
                  outstanding                                                                  55,660,810          30,425,004

                  (Loss) per share                                                    $            ( 0.04)  $          ( 0.01)

NOTE 18         CANCELLATION OF DEBT

                Settlement of lawsuit                                                 $                               101,369
                  Invnsys settled its lawsuit with Epson America, Inc. for $2,500 which generated $101,369 of income.
                Account payable
                  The Company negotiated a cancellation of $122,000 account
                  payable with a supplier.  This cancellation resulted in $122,000
                  of income.                                                                                          122,000
                                                                                                            ------------------

                                                                                                            $         223,369
                                                                                                            ==================

            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2001 AND 2000



NOTE 19         REAL ESTATE LEASE

                On June 1, 1999, Invnsys leased a new facility from a related entity. The lease commenced on July 1, 1999, required initial annual rentals of $153,600 (with annual increases) plus taxes and operating costs and expires on December 31, 2024. Invnsys has also guaranteed the mortgage on the premises in the amount of $929,514 and given a security interest in all of its assets, excluding inventory in the amount of $757,116.

                Future minimum lease payments excluding taxes and expenses, are as follows:

October 31, 2002 ...................   $  169,344
October 31, 2003 ...................      177,816
October 31, 2004 ...................      186,708
November 1, 2004 - December 31, 2024    6,482,145
                                       ----------

Total ..............................   $7,016,013
                                       ==========

                Rent expense for the years ended October 31, 2001 and 2000 was $ 190,551 and $160,311, respectively.

                In February 2002, the Company moved out of its facilities and the building was leased to Arizona Internet LLC. However, the Company is still liable for the conditions on the lease in the event Arizona Internet LLC defaults on the lease.

NOTE 20         ADVERTISING

                All direct advertising costs are expensed as incurred. Invnsys charged to operations $204,058 and $764,595 in advertising costs for the years ended October 31, 2001 and 2000, respectively.

NOTE 21         RESEARCH AND DEVELOPMENT

                Invnsys incurred research and development cost for the years ended October 31, 2001 and 2000 of $6,034 and $7,942, respectively.

NOTE 22         WORKERS' COMPENSATION INSURANCE

                As of the date of this report, the Company does not have workers' compensation insurance for its employees.

NOTE 23         OFFICERS' COMPENSATION

                The Company entered into employment agreements with four of its corporate officers. The contracts are for three years beginning July 2001 and provide for the following:

                1.    Salaries from $150,000 to $250,000 for each officer
                2.    Bonuses of 1% of total sales for each of its four officers

            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2001 AND 2000



NOTE 23         OFFICERS' COMPENSATION (CONTINUED)

                3. Options for 1,200,000 shares of common stock which will vest and be exercisable for a period of ten years
                4.    Option price of $.02 a share
                5.    Termination -
                      Termination by the Company without cause - the employee shall receive six months salary Change of control - in the event of change of control, the Company shall pay the employee a lump sum payment of three years annual salary

NOTE 24         BUSINESS SEGMENT INFORMATION

                The Company organizes its business based principally upon products and services.

                The Company operated in three reportable segments until October 2001, when it discontinued its Co- Location services, Web design and development and data center technical management services.

                Prior to the discontinuance of the above operations, the segment operations were classified as follows:

                      Internet sales - Provided Co-Location and DSL income Product sales - Sales of Co-Location equipment, software and licenses, computer equipment and PDA'S Service segment
                      - Provided miscellaneous services to Invnsys' customers

                A summary of business segments for the year ended October 31, 2001 and as of October 31, 2001 is as follows:

                                                                                 Services          General
                                                 Internet        Product           and              and
                                                   Sales          Sales           Other       Administrative     Consolidated


                Sales                       $      640,851  $  1,686,680$      279,985 $                0  $       2,607,517

                Operating (loss)                 ( 706,702)     ( 61,702)     ( 70,204)        ( 5,910,186)      ( 6,748,794)

                Identifiable assets                      0       484,987             0             438,871           923,858

                Expenditures for
                  Long-term assets                 162,924             0         2,812                   0           165,736

NOTE 25         GOING CONCERN

                These financial statements are presented on the basis that the Company is a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The following factors raise substantial doubt as to the Company's ability to continue as a going concern:

            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2001 AND 2000



NOTE 25         GOING CONCERN (CONTINUED)

                  A.  Continued operating losses
                  B.  Negative working capital
                  C.  Lack of cash to purchase products to complete sales orders
                  D.  Delinquent payroll taxes
                  E.  Unpaid wages
                  F.  Decline in national economy

                Management's plans to eliminate the going concern situation include but are not limited to:

                  A. Reduction in operating overhead. The Company reduced its payroll from approximately 50 employees to 8.
                  B. Moved its office and warehouse facility. The Company anticipates that rent, utilities and property taxes will be reduced by $200,000 per year.
                  C.  Discontinued segments that were not profitable.
                  D.  Partial sale of assets held for sale.
                  E.  Arranged for new financing through convertible debentures.
                  F. Paid, some but not all, delinquent payables and unpaid wages through the issuance of common stock.
                  G.  Requested abatement of delinquent payroll tax penalties.
                  H. Arranged for officers of the Company to defer payment of their salaries until working capital increases.
                  I. Purchased products to complete sales orders from funds received from the new debenture financing.

NOTE 26         CASH IN BANK

                At October 31, 2000, the Company had $995,583 deposited in one banking institution. Only $200,000 of the balance was insured by the Federal Deposit Insurance Corporation.

NOTE 27         EMPLOYEE STOCK OPTIONS

                On January 31, 1999, the corporation adopted the 1999 stock option plan for the purpose of providing an incentive based form of compensation to the officers, directors, key employees and service providers of the Company.

                The stock subject to the plan and issuable upon exercise of options granted under the plan are shares of the corporation's common stock, $.001 par value, which may be either unissued or treasury shares. The aggregate number of shares of common stock covered by the plan and issuable upon exercise of all options granted shall be 10,000,000 shares, which shares shall be reserved for use upon the exercise of options to be granted from time to time.


            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2001 AND 2000



NOTE 27         EMPLOYEE STOCK OPTIONS (CONTINUED)

                The exercise price is the fair market value of the shares (average of bid and ask price) at the date of the grant of the options.

                Vesting terms of the options range from immediately to five years.

                The Company has elected to continue to account for stock-based compensation under APB Opinion No. 25, under which no compensation expense has been recognized for stock options granted to employees at fair market value.

                A summary of the option activity for the years ended October 31, 2001 and 2000, pursuant to the terms of the plan is as follows:

                                                                                          Shares               Weighted
                                                                                           Under                Average
                                                                                          Option            Exercise Price

                  Options outstanding at November 1, 1999                                    2,350,000      $        0.75
                      Granted                                                                1,655,000               0.75
                      Exercised                                                              ( 90,000)             ( 0.75)
                      Cancelled and expired                                                 ( 530,000)                  0
                                                                                          ------------

                  Options outstanding at October 31, 2000                                   3,385,000       $        0.92
                                                                                          ============

                  Options outstanding at November 1, 2000                                   3,385,000       $        0.92
                      Granted                                                               1,200,000                 .02
                      Exercised                                                                     0
                      Cancelled and expired                                               ( 1,440,000)             ( 0.95)
                                                                                          ------------

                  Options outstanding at October 31, 2001                                    3,145,000      $        0.56
                                                                                          ============

                1,885,000 shares are exercisable at October 31, 2001

                Information regarding stock options outstanding as of October
                31, 2001 and 2000 is as follows:
                                                                                           2001                  2000
                                                                                    -----------------   ----------------------

                      Price range                                                       $0.02 - $2.00         $0.53 - $2.00
                      Weighted average exercise price                                           $0.56                 $0.92
                      Weighted average remaining contractual life                   8 years, 4 months        8 years, 8 months
                      Options exercised
                           Price range                                                            0                   $0.75
                           Shares                                                                 0                  90,000
                           Weighted average exercise price                                        0                   $0.75

            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2001 AND 2000



NOTE 27         EMPLOYEE STOCK OPTIONS (CONTINUED)

                                                                                      2001                       2000
                                                                             ----------------------     ----------------------

                The weighted average fair value of options granted in the years ended October 31, 2001 and 2000 were estimated as of the date of grant using the Black- Scholes stock option pricing model, based on the following weighted average assumptions:

                      Dividend yield                                                              0                          0
                      Expected volatility                                                        50   %                     50  %
                      Risk free interest rate                                           5.13% - 6.65  %            5.13% - 6.65 %
                      Expected life                                                        10 years                   10 years

                For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                                                                      2001                       2000
                                                                             ----------------------     ----------------------
                Net (loss) from continuing operations
                      As reported                                            $          ( 4,640,718)    $          ( 5,094,864)

                      Pro forma                                              $          ( 5,538,095)    $          ( 5,453,662)

                (Loss) per share attributable to
                   common stock
                      As reported                                            $                ( .08)    $                ( .17)

                      Pro forma                                              $                ( .10)    $                ( .18)


NOTE 28         COMMON STOCK PURCHASE WARRANTS

                As of October 31, 2001 the Company has issued the following common stock purchase warrants:

                                                             Number                                     Exercise
                                       Date                 of Shares               Term                  Price
                               --------------------    ------------------    ------------------    ------------------

                                         May 13, 1999             100,000               3 years    $             1.00
                                         May   7, 1999             80,000              10 years    $             0.75
                                         May 13, 1999             100,000              10 years    $             1.00
                                         November  9, 1999        100,000               4 years    $              .94
                                         December 14, 1999         75,000               3 years    $             1.66
                                         December 28, 1999        200,000               4 years    $              .94
                                         January 10, 2000         281,250               5 years    $              .99
                                         March 27, 2000           615,000               5 years    $        1.45 - 2.05

            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2001 AND 2000



NOTE 28         COMMON STOCK PURCHASE WARRANTS (CONTINUED)

                                                                     Number                                     Exercise
                                               Date                 of Shares               Term                  Price
                                       --------------------    ------------------    ------------------    ------------------

                                         May 17, 2000             125,000               5 years    $        1.04 - 5.00
                                         August 30, 2000           34,125               5 years    $             .937
                                         August 30, 2000          250,000               3 years    $              .50
                                         August 30, 2000          250,000               3 years    $              .75
                                         August 30, 2000           36,364               3 years    $             1.00
                                         September   3, 2000      109,000               3 years    $             1.00
                                         September 27, 2000       278,750               3 years    $              .90
                                         October 31, 2000         500,000               2 years    $            .4755
                                         December 20, 2000        400,000               5 years    $            .2275
                                         December 20, 2000        150,000               5 years    $            .2275
                                         April 26, 2001         1,500,000               5 years    $            .1225
                                         June 22, 2001          1,500,000               5 years    $             .042
                                         June 27, 2001          1,500,000               5 years    $             .048
                                         August 21, 2001          525,000               5 years    $             .039
                                         October 9, 2001          350,000               5 years    $            .0256
                                                                -----------------

                                                                9,059,489

                9,059,489 shares are exercisable at October 31, 2001.

NOTE 29         LEGAL PROCEEDINGS

                Invnsys had five lawsuits filed against it for unpaid accounts payable and wages. Three of the lawsuits totaling $73,000 were settled with an agreement to issue stock to the debtor or to make payments on the debt.

                Two of the lawsuits for unpaid wages totaling $9,300 are being negotiated for final settlements.

                The $82,300 on the lawsuits is included in accounts payable and accrued liabilities.

NOTE 30         ECONOMIC DEPENDENCY

                For the year ended October 31, 2001, Invnsys had sales of approximately 24% of its PDA's to one customer.

                Invnsys purchased approximately 18% of its PDA's from one supplier.

                For the year ended October 31, 2000, Invnsys purchased the majority of its computer equipment from three suppliers.


            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2001 AND 2000



NOTE 31         SECURITIES AND EXCHANGE PROCEEDING

                On February 28, 2001, the Securities and Exchange Commission commenced an administrative proceeding against the Company. The Company has negotiated and submitted a settlement offer, which has been formally approved by the Commission. Pursuant to this settlement agreement, an administrative order has been issued which orders the Company to cease and desist from committing or causing any future violations of Section 10(b) of the Securities and Exchange Act of 1934 and Rule 10b-5 thereunder. No other relief against the Company is being sought.

NOTE 32         SUBSEQUENT EVENTS

                The following events occurred after the year end October 31, 2001:

                   A.     Amendment of Articles of Incorporation
                          The Articles of Incorporation were amended to increase the number of authorized shares of common stock from 100,000,000 to 450,000,000 and authorized the creation of 50,000,000 shares of blank check preferred stock.

                   B.     2001 Stock Option Plan
                          On November 21, 2001, the stockholder approved the IBIZ Technology Corp. 2001 stock option plan. The plan provides for the grant of stock options to purchase common stock to eligible directors, officers, key employees and service providers to IBIZ. The 2001 stock option plan covers an aggregate maximum of 10,000,000 shares of common stock and provides for the granting of both incentive stock options and non-qualified stock options. The exercise price may not be less than the fair market value of the common stock on the date of the grant of the option. In July, 2001, 1,200,000 options had been granted at exercise prices of between $0.53 and $5.00. The options have been granted for periods ranging from one to ten years. The options vest from dates that range from immediate to five year periods.

                   C.     Payment of Accounts Payable
                          The Company paid and settled $274,625 of accounts payable by the issuance of 22,750,000 shares of IBIZ's common stock.

                   D. Stock Issued to Employees to Pay Prior Year Bonuses and for Employee Retention The Company issued 18,700,000 shares of common stock as follows:

                                                                                                         Shares
                                                                                   Amount                Issued

                               Bonuses payable at October 31, 2001           $       41,140              9,350,000

                               Retention                                             41,140              9,350,000
                                                                             ------------------    ------------------

                                                                             $       82,280             18,700,000
                                                                             ==================    ===================

            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2001 AND 2000



NOTE 32         SUBSEQUENT EVENTS (CONTINUED)

                          In addition 8,200,000 shares of common stock were issued to the president of the Company. 4,200,000 shares were issued for employee retention and 4,200,000 were issued for payment of unpaid wages.

                   E.     Increase in Convertible Debentures
                          In January 2002, the Company received $222,500 cash for new convertible debentures.

                   F.     Decreases in Convertible Debentures
                          From November 2001 to January 18, 2002, the convertible debenture holders converted $284,844 of principal plus $17,622 of interest for 48,370,704 shares of the Company's common stock.

                   G. Share Exchange Between Debenture Holders and the President of the Company. In the year ended October 31, 2001, the Company did not have sufficient authorized shares to enable the debenture holders to convert their debentures. The president of the Company transferred 9,285,600 shares of his stock to the debenture holders in lieu of their conversion. On November 8, 2001, the debenture holders gave back to the corporation 9,285,600 shares which became treasury stock. On December 5, 2001, the Company reimbursed the president for giving his shares to the debenture holders by issuing him the 9,285,600 treasury shares plus 5,714,400 of new common stock of the Company.

                   H.     Sale of Assets Held for Sale
                          On December 21, 2001, Invnsys sold all of the properties, rights and assets used in connection with the internet service segment of Invnsys' operations. The services sold include the provision of dial up Internet access, dedicated internet access, Web hosting and Web page development services, Co-Location and bandwidth and managed server services to residential and commercial customers.

                          The purchase price was paid in cash and amounted to $188,953. After the sale, Invnsys still owned $249,818 of property and equipment held for sale.

                   I.     New Subsidiary Corporations
                          On November 1, 2001, the Company formed the following new subsidiary corporations:

                                   IBIZ, Inc.
                                  Q HOST, Inc.

                          Management believes the Company will be able to attract new financing through these subsidiary corporations.

                   J.     Lease of New Facilities
                          On January 8, 2002, IBIZ, Inc. leased its office and warehouse facilities under the following terms and conditions.

            See Accompanying Notes and Independent Auditors' Report.

                      IBIZ TECHNOLOGY CORP. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                            OCTOBER 31, 2001 AND 2000



NOTE 32         SUBSEQUENT EVENTS (CONTINUED)

                   1.     Term - Three years from February 1, 2002 to January 31, 2005
                   2.     Size of facility - 4,343 square feet
                   3.     Base rent - Monthly rentals plus taxes and common area operating expenses
                   4.     Base rental schedule -
                                                               Months             Rent

                                                               1 - 12        $       2,172
                                                               13 - 24               3,692
                                                               25 - 36               4,343

                   K.     Unpaid Officers' Salaries
                          On December 20, 2001, the Board of Directors authorized the issuance of convertible debentures to the officers of the Company as consideration for their unpaid wages. As of the date of this report, the debentures have not been issued.

                   L.     Increase in Warrants
                          From January 15, 2002 to January 29, 2002, the Company issued an additional 5,666,666 warrants to purchase the Company's common stock. The warrants are for 5 years and may be exercised at 105% of the average closing price of the shares over a specified period of time.

                   M.     Preferred Stock
                          On December 20, 2001, the Board of Directors authorized the issuance of 3,500,000 shares of preferred stock to three officers and one director in lieu of their annual bonus and retention incentives. The preferred stock will have a 10:1 conversion rate from common stock to preferred stock and will have a "super" voting right of 100:1. As of the date of this report the preferred stock had not been issued.

                   N.     Convertible Lock Agreement
                          In January 2002, the debenture holders agreed that they would not convert any debentures for 60 days and further that they would not convert any debentures for six months unless the market price of the stock exceeds $0.02.





            See Accompanying Notes and Independent Auditors' Report.

                 Part II. Information Not Required In Prospectus

               Item 24. Indemnification of Directors and Officers.

         iBIZ's Articles of Incorporation, as amended, provide to the fullest extent permitted by Florida law, a director or officer of iBIZ shall not be personally liable to iBIZ or its shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of iBIZ's Articles of Incorporation, as amended, is to eliminate the right of iBIZ and its shareholders (through shareholders' derivative suits on behalf of iBIZ) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. iBIZ believes that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

              Item 25. Other Expenses of Issuance and Distribution.

         The follow table sets forth the estimated costs and expenses incurred by the selling security holders in connection with this Offering.

SEC Registration Fee                           $   200
Legal Fees and Expenses                         10,000
Accounting Fees and Expenses                     5,000
TOTAL(1)                                        15,200

     (1) Except for the SEC registration fee, all fees and expenses are estimates.

                Item 26. Recent Sales of Unregistered Securities.

         The securities described below represents certain securities of iBIZ sold by iBIZ that were not registered under the Securities Act, all of which were issued by iBIZ pursuant to exemptions under the Securities Act. Underwriters were involved in none of these transactions. In each case, the securities were sold to accredited investors, as determined by an investor questionnaire executed in conjunction with the respective subscription agreements.

         In January 1999, iBiz issued an aggregate of 640,318 shares of common stock to five purchasers for $.35 per share. The sales were made to accredited investors in reliance on Rule 506 or Section 4(2) under the Securities Act.

         On March 10, 1999, iBiz issued an aggregate of 16,000,000 shares of common stock to seven persons or entities in exchange for the outstanding stock of iBIZ by iBiz. The sales were made in reliance on Section 4(2) under the Securities Act with respect to such sales.

         From March to July 1999, iBiz sold an aggregate of 1,732,475 shares of Common Stock at $.50 per share. In connection with services in selling such shares, iBiz issued warrants to purchase 100,000 shares of Common Stock, exercisable for five years at $1.00 per share. The shares and warrants were issued in reliance on Section 4(2) of the Securities Act to accredited investors.

         In May 1999, iBiz sold an aggregate of $200,000 of convertible debentures to four purchasers. In connection with such sale, iBiz issued warrants to four individuals and entities to purchase an aggregate of 700,000 shares of common stock at prices ranging from $.30 to $1.00. The warrants are exercisable for a period of five years. The debentures and warrants were issued in reliance on Section 4(2) of the Securities Act to accredited investors.

         In October and December 1999, iBiz sold an aggregate of 505,000 shares of common stock to two purchasers at a price of $.50 per share. The sales were made to accredited investors in reliance on Rule 506 or Section 4(2) under the Securities Act.

         In November 1999, iBiz sold an aggregate of $1,600,000 of convertible debentures. In connection with such sale, iBiz issued warrants to purchase an aggregate of 540,000 shares of Common Stock for a period of three years, at prices from $.94 to $.99 per share. The debentures and warrants were issued in reliance on Section 4(2) of the Securities Act to accredited investors.

         In November 1999, iBiz issued a warrant to purchase 75,000 shares of Common Stock for a period of five years, exercisable at $1.66 per share. The warrant was issued to one entity in connection with public relations services provided to iBiz. The warrant was issued in reliance on Section 4 (2) of the Securities Act to an accredited investor.

         In January 2000, iBiz sold 250,000 shares of Common Stock to one purchaser at $1.10 per share. In connection with such sale, iBiz issued warrants to purchase 41,250 shares of Common Stock, exercisable for a period of three years at $.99 per share. The shares and warrants were issued in reliance on
Section 4(2) of the Securities Act to an accredited investor.

         In February 2000, iBiz issued a warrant to purchase 100,000 shares of Common Stock for a period of five years, exercisable at $.75 per share. The warrant was issued to one person in connection with the execution of a lease for iBiz's property. The warrant was issued in reliance on Section 4 (2) of the Securities Act to an accredited investor.

         In March 2000, iBiz sold an aggregate of $1,600,000 of convertible debentures. In connection with such sale, iBiz issued warrants to purchase an aggregate of 615,000 shares of Common Stock for a period of three years, at prices from $1.45 to $2.05 per share. The debentures and warrants were issued in reliance on Section 4(2) of the Securities Act to accredited investors.

         In May 2000, iBiz issued warrants to purchase 125,000 shares of Common Stock for a period of five years, of which 75,000 are exercisable at $1.04 per share and 50,000 are exercisable at $5.00 per share. The warrant was issued to one entity in connection with public relations services provided to iBiz. The warrant was issued in reliance on Section 4 (2) of the Securities Act to an accredited investor.

         In June 2000, iBiz issued an aggregate of 150,000 shares of Common Stock to three entities in exchange for financial consulting services. The shares were issued in reliance on Section 4(2) of the Securities Act to accredited investors.

         In September 2000, iBiz sold 650,000 shares of Common Stock to one purchaser at $.35 per share. In connection with such sale, iBiz issued warrants to purchase 34,125 shares of Common Stock, exercisable for a period of three years at $.937 per share. The shares and warrants were issued in reliance on
Section 4(2) of the Securities Act to an accredited investor.

         During 2000, iBiz issued an aggregate of 5,680,713 shares of common stock to seven purchasers upon conversion of convertible debentures at effective prices between $.30 and $.805 per share. The sales were made to accredited investors in reliance on Rule 506 or Section 4(2) under the Securities Act.

         In September 2000, iBiz issued an aggregate of 368,364 shares of common stock to four individuals or entities at prices ranging from $.45 and $.55 per share. the Securities Act. In connection with such sale, iBiz issued warrants to purchase 424,114 shares of Common Stock, exercisable for a period of three years at prices between $.90 and $1.00 per share. The shares and warrants were issued in reliance on Section 4(2) of the Securities Act to an accredited investor.

         During 2000, iBiz issued an aggregate of 620,000 shares of common stock to four purchasers upon exercise of warrants at $.75 per share. The sales were made to accredited investors in reliance on Rule 506 or Section 4(2) under the Securities Act.

         IBiz entered into a certain stock purchase agreement with various individuals and institutions in which they agreed to purchase an aggregate of $5 million of 8% Convertible Notes (the "Notes"). The Conversion Price for all of the Notes is the lesser of (i) 80% of the average of the three lowest closing bid prices of the Common Stock on the Principal Market for the twenty-two (22) trading days prior to the Closing Date, or (ii) 80% of the average of the five lowest closing bid prices of the Common Stock on the Principal Market for the sixty (60) trading days prior to the Conversion Date, as defined in the Note. The maximum share of iBiz that any Subscriber may own after conversion at any given time is 4.99%, unless the Subscriber gives 75 days prior notice. In connection with the issuance of the Notes, iBiz issued an aggregate of 1,050,000 warrants to purchase common stock to two institutions. The warrants are exercisable for a period of five years at prices ranging from $.2275 to $.4755. All of the foregoing securities were issued in reliance on Section 4(2) of the Securities Act of 1933 to accredited investors.

         In January 2000, iBiz issued 250,000 shares of common stock to one investor at a price of $1.10 per share. The sale was made to an accredited investor in reliance on Rule 506 or Section 4(2) under the Securities Act.

         During September and October 2000, iBiz issued an aggregate of 3,237,252 shares of common stock to 12 investors at prices ranging from$.30 to $.55 per share. The sales were made to accredited investors in reliance on Rule 506 or Section 4(2) under the Securities Act.

         During September 2000, iBiz issued an aggregate of 48,888 shares of common stock at an effective price of $.45 per share to four individuals in payment of outstanding invoices totaling $22,000. The sales were made in reliance on Rule 506 or Section 4(2) under the Securities Act.

         During December 2000 and January 2001, iBiz issued an aggregate of 205,542 shares of common stock to five entities in connection with conversion of or interest payments on convertible debentures. Such shares were issued at effective prices ranging from $.12 to $.21 per share. The sales were made to accredited investors in reliance on Rule 506 or Section 4(2) under the Securities Act.

         During February 2001 through November 2001, iBiz issued an aggregate of 61,298,682 shares of common stock to five entities in connection with conversion of or interest payments on convertible debentures. Such shares were issued at effective prices ranging from $.0120 to $.0195 per share. The sales were made to accredited investors in reliance on Rule 506 or Section 4(2) under the Securities Act.

         The securities described below represent equity securities of iBIZ sold by iBIZ during the three month period ended January 31, 2002 that were not registered under the Securities Act of 1933, as amended (the "Securities Act"), all of which were issued by iBiz pursuant to exemptions under the Securities Act. Underwriters were involved in none of these transactions.

         Private Placements of Common Stock and Warrants for Cash

         None.

         Sales of Debt and Warrants for Cash

         Convertible debentures were issued to three accredited purchasers during our first quarter of 2002. The debentures were in the aggregate principal amount of $222,500. The debentures were convertible into common stock at a conversion price of the lower of 80% of the average of the three lowest closing bid prices for the common stock twenty two days prior to the closing date or 80% of the average of the three lowest closing bid prices for the common stock sixty days prior to conversion. In addition, these same purchasers received an aggregate amount of 5,666,666 warrants to purchase common stock. The offering of convertible debentures and warrants was exempt from registration under Rule 504 of Regulation D and under Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. All persons were accredited investors, represented that they were capable of analyzing the merits and risks of their investment.

         Option Grants

         None.

         Issuances of Stock for Services or in Satisfaction of Obligations

         In November 2001, we issued 15,000,000 million shares of our common stock valued at $1,5000 to our president, Ken Schilling, as compensation for his contribution of 9,285,600 shares of common stock to iBiz prior to iBiz receiving shareholder approval to increase its authorized capital.

         In December 2001, we issued 21,750,000 shares of common stock valued at $217,500 to four consultants as payment for consulting services.

         The above offerings and sales were deemed to be exempt under Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were business associates of iBiz or executive officers and/or directors of iBiz, and transfer was restricted by iBiz in accordance with the requirements of the Securities Act. All unregistered shares of common stock outstanding, except those issued in November 2001, were registered through our Registration Statement on Form S-8, which was declared effective in January 2002.

                               Item 27. Exhibits.

----------------- -------------------------------------------------------------------------------------------
  Exhibit No.     Description
----------------- -------------------------------------------------------------------------------------------
----------------- -------------------------------------------------------------------------------------------
     2.01(1)      Plan of Reorganization and Stock Exchange Agreement dated January 1, 1999
     3.01(1)      Articles of Incorporation, as amended
     3.02(1)      Bylaws
     5.01         Opinion of Sichenzia, Ross, Friedman & Ference LLP
     10.01(1)     IBIZ Technology Corporation Distributed Software License Agreement dated June 2, 1999, between iBIZ and Jeremy Radlow
     10.02(1)     3Com Designed for Palm Computing Platform Logo License Agreement, between iBIZ and Palm
                  Computing, Inc.
     10.03(1)     IBIZ Technology Corp. Stock Option Plan dated January 31, 1999
     10.04(1)     Form of Stock Option
     10.5(1)      Employment Agreement dated March 5, 1999, as amended, between iBIZ, INVNSYS and Kenneth
                  Schilling
     10.6(1)      Employment Agreement dated March 5, 1999, as amended, between iBIZ, INVNSYS and Mark
                  Perkins
     10.7(2)      Securities Purchase Agreement dated November 9, 1999, between iBIZ and Globe United
                  Holdings, Inc.
     10.8(2)      7% Convertible Debenture Due November 9, 2004, between iBIZ and Globe United Holdings,
                  Inc.
     10.9(2)      Warrant dated November 9, 1999
     10.10(2)     Registration Rights Agreement dated November 9, 1999, between iBIZ and Globe United
                  Holdings, Inc.
     10.113       Securities Purchase Agreement dated December 29, 1999, between iBIZ and Globe United
                  Holdings, Inc.
     10.123       7% Convertible Debenture Due December 29, 2004, between iBIZ and Globe United Holdings,
                  Inc.
     10.133       Warrant dated December 29, 1999
     10.143       Registration Rights Agreement dated December 29, 1999, between iBIZ and Globe United
                  Holdings, Inc.

     10.156       Securities Purchase Agreement dated March 27, 2000, between iBIZ and Lites Trading, Co.
     10.166       7% Convertible Debenture Due March 27, 2000, between iBIZ and Lites Trading, Co.
     10.176       Warrant dated March 27, 2000
     10.186       Registration Rights Agreement dated March 27, 2000, between iBIZ and Lites Trading, Co.
     10.196       Letter Agreement dated March 27, 2000, from Globe United Holdings to iBIZ
     10.2010      Form of Warrant dated August 30, 2000 (six warrants by and between iBIZ Technology Corp., and various warrant holders)
     10.2110      Form of Warrant dated May 17, 2000 (four warrants by and between iBIZ Technology Corp., and various warrant holders)
     10.228       Subscription Agreement for Notes Convertible into Common Stock of iBIZ Technology Corp.
     10.238       Form of 8% Convertible Notes Due Oct. 30, 2002
     10.248       Funds Escrow Agreement
     10.258       Form of Warrant dated Oct. 30, 2000.
     10.26        Modification and Waiver by and among iBIZ Technology and Subscribers to 8% Convertible
                  Notes Agreement, dated as of April 17, 2001
     10.27        Subscription Agreement for Notes Convertible into Common Stock of iBIZ Technology Corp., dated as of April 26, 2001
     10.28        Form of 8% Convertible Notes Due April 26, 2003
     10.29        Form of Warrant dated April 26, 2001, 2000
     10.30        Form of Subscription Agreement for Notes Convertible into Common Stock of iBIZ Technology
                  Corp., dated as of October 9, 2001
     10.31        Form of 8% Convertible Notes Due October 9, 2002
     10.32        Form of Warrant dated October 9, 2001
                  Form of Subscription Agreement for Notes Convertible into
                  Common Stock of iBIZ Technology 10.33 Corp., dated as of August 21, 2001 between iBiz Technology and Laurus Master Fund, Ltd. and Keshet, L.P.
     10.34        Form of 8% Convertible Note Due October August 21, 2002 between iBiz Technology and
                  Laurus Master Fund, Ltd.
     10.35        Form of Warrant dated August 21, 2001 issued to Laurus Master Fund, Ltd.
     10.36        Form of 8% Convertible Note Due October August 21, 2002 between iBiz Technology and
                  Keshet, L.P.
     10.37        Form of Subscription Agreement for Notes Convertible into
                  Common Stock of iBIZ Technology 10.37 Corp., dated as of July 30, 2001 between iBiz Technology and Laurus Master Fund, Ltd.,
                  Esquire Trading & Finance, Inc. and Celeste Trust Reg.
     10.38        Form of 8% Convertible Note Due October July 30, 2002 between iBiz Technology and Laurus
                  Master Fund, Ltd.
     10.39        Form of Warrant dated July 30, 2001 issued to Laurus Master Fund, Ltd.
     10.40        Form of 8% Convertible Note Due October July 30, 2002 between iBiz Technology and Esquire
                  Trading & Finance, Inc..
     10.41        Form of Warrant dated July 30, 2001 issued to Esquire Trading & Finance, Inc.
     10.42        Form of 8% Convertible Note Due October July 30, 2002 between iBiz Technology and Celeste
                  Trust Reg.
     10.43        Form of Warrant dated July 30, 2001 issued to Celeste Trust Reg.
     10.44        Form of Subscription Agreement for Notes Convertible into Common Stock of iBIZ Technology
                  Corp., dated as of June 22, 2001 between iBiz Technology and The Keshet Fund, L.P.
     10.45        Form of 8% Convertible Note Due October June 22, 2002 between iBiz Technology and The
                  Keshet Fund, L.P.
     10.46        Form of Warrant dated July 30, 2001 issued to The Keshet Fund, L.P.
     10.47        Alpha Capital Subscription Agreement
     10.48        Alpha Note for $162,500
     10.49        Alpha Note for $100,000
     10.50        Alpha Warrant for 5,000,000 shares

     10.51        Alpha Warrant for 3,000,000 shares
     21.01(1)     Subsidiaries of Company
     23.01        Consent of Moffitt & Company
     23.02        Consent of Sichenzia, Ross, Friedman & Ference LLP (contained in opinion filed as Exhibit
                  5.01)

         ---

(1)      Incorporated by reference from iBIZ's Form 10-SB, File No. 000-27619, filed with the SEC on October 13, 1999
(2)      Incorporated by reference from iBIZ's Form 10-SB/A, File No. 000-27619, filed with the SEC on November 30, 1999.
(3)      Incorporated by reference from iBIZ's Form SB-2, File No. 333-94409, filed with the SEC on January 11, 2000.
(4)      Incorporated by reference from iBIZ's Form 10-KSB, File No. 000-027619, filed with the SEC on January 7, 2000.
(5)      Incorporated by reference from iBIZ's Form 10-QSB, File No. 000-027619, filed with the SEC on March 16, 2000.
(6)      Incorporated by reference from iBIZ's Form SB-2, File No. 333-34936, filed with the SEC on April 17, 2000.
(7)      Incorporated by reference from iBIZ's Form SB-2, File No. 333-42414, filed with the SEC on July 28, 2000.
(8)      Incorporated by reference from iBIZ's Form SB-2, File No. 333-50564, filed with the SEC on November 22, 2000.
(9)      Incorporated by reference from iBIZ's Form 8-K, File No. 000-027619, filed with the SEC on January 19, 2001.
(10)     Incorporated by reference from iBIZ's Form 10-KSB, File No. 000-027619, filed with the SEC on January 29, 2001.
(11)     Incorporated by reference from iBiz's Form SB-2, File No. 333-63808, filed with the SEC on June 25, 2001.


                             Item 28. Undertakings.

         The undersigned registrant hereby undertakes to:

     1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) Include any additional or changed material information on the plan of distribution.

     2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   signatures

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form SB-2 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on May 15, 2002.

                                                iBIZ TECHNOLOGY CORP.


                                         By:/s/ KENNETH W. SCHILLING
                                                Kenneth W. Schilling, President,
                                                Director



         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated, on May 15 2002.

                                         By:/s/ KENNETH W. SCHILLING
                                                Kenneth W. Schilling, President,
                                                Director

                                         By:/s/ MARK H. PERKINS
                                                Mark H. Perkins, Vice President
                                                of Operations, Director